                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            OVERTURE SERVICES, INC.,

                               ALTAVISTA COMPANY,

                                  AURORA I, LLC
             (A WHOLLY-OWNED LIMITED LIABILITY COMPANY OF ALTAVISTA)

                                       AND

                                   CMGI, INC.

                                   DATED AS OF

                                FEBRUARY 18, 2003
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                                TABLE OF CONTENTS

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ARTICLE I               PURCHASE AND SALE OF ACQUIRED ASSETS AND ASSUMPTION OF LIABILITIES..............    1
Section 1.1             Purchase and Sale of Assets.....................................................    1
Section 1.2             Assumption of Liabilities.......................................................    1
Section 1.3             Purchase Price..................................................................    2
Section 1.4             Escrow..........................................................................    2
Section 1.5             Allocation of Purchase Price and Assumed Liabilities............................    2

ARTICLE II              CLOSING.........................................................................    3
Section 2.1             The Closing.....................................................................    3
Section 2.2             Deliveries by the Company.......................................................    3
Section 2.3             Deliveries by Parent............................................................    3
Section 2.4             Deliveries by Principal Stockholder.............................................    4

ARTICLE III             REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................    4
Section 3.1             Organization....................................................................    5
Section 3.2             Authorization...................................................................    5
Section 3.3             Execution; Validity of Agreement................................................    5
Section 3.4             Consents and Approvals; No Violations...........................................    5
Section 3.5             Company Subsidiaries............................................................    5
Section 3.6             Financial Statements............................................................    6
Section 3.7             No Undisclosed Liabilities......................................................    6
Section 3.8             Absence of Certain Changes .....................................................    6
Section 3.9             Encumbrances ...................................................................    6
Section 3.10            Real Property...................................................................    6
Section 3.11            Leases..........................................................................    6
Section 3.12            Company Contracts and Commitments...............................................    6
Section 3.13            Litigation......................................................................    7
Section 3.14            Environmental Matters...........................................................    8
Section 3.15            Compliance with Laws............................................................    8
Section 3.16            Employee Benefit Plans..........................................................    8
Section 3.17            Tax Matters.....................................................................   10
Section 3.18            Intellectual Property...........................................................   10
Section 3.19            Labor Matters...................................................................   11
Section 3.20            Affiliate Transactions..........................................................   14
Section 3.21            Brokers or Finders..............................................................   15
Section 3.22            Bank Accounts...................................................................   15
Section 3.23            Accounts Receivable and Payable.................................................   15
Section 3.24            Ownership of Assets.............................................................   15
Section 3.25            Investment Intent...............................................................   15
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ARTICLE IV              REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDER.........................   17
Section 4.1             Organization; Qualification of Principal Stockholder............................   17
Section 4.2             Authorization...................................................................   17
Section 4.3             Execution; Validity of Agreement................................................   17
Section 4.4             Consents and Approvals; No Violations...........................................   18
Section 4.5             Litigation......................................................................   18
Section 4.6             Brokers or Finders..............................................................   18
Section 4.7             Disclaimer of Other Representations and Warranties..............................   18

ARTICLE V               REPRESENTATIONS AND WARRANTIES OF PARENT........................................   19
Section 5.1             Organization; Qualification of Principal Stockholder............................   19
Section 5.2             Authorization...................................................................   19
Section 5.3             Execution; Validity of Agreement................................................   19
Section 5.4             Consents and Approvals; No Violations...........................................   20
Section 5.5             Capitalization..................................................................   20
Section 5.6             Parent SEC Reports..............................................................   20
Section 5.7             No Undisclosed Liabilities......................................................   21
Section 5.8             Absence of Certain Changes......................................................   21
Section 5.9             Parent Material Contracts.......................................................   21
Section 5.10            Availability of Funds...........................................................   21
Section 5.11            Litigation......................................................................   22
Section 5.12            Investigation by Parent.........................................................   22
Section 5.13            Brokers or Finders..............................................................   22
Section 5.14            Form S-3 Eligibility............................................................   23

ARTICLE VI              COVENANTS.......................................................................   23
Section 6.1             Interim Operations..............................................................   23
Section 6.2             Access to Information; Confidentiality..........................................   26
Section 6.3             Regulatory Filings; Commercially Reasonable Efforts.............................   27
Section 6.4             State Takeover Laws.............................................................   28
Section 6.5             Third Party Consents............................................................   28
Section 6.6             Publicity.......................................................................   29
Section 6.7             Ancillary Agreements............................................................   29
Section 6.8             Subsequent Actions..............................................................   29
Section 6.9             Waiver of Bulk Sales Requirement................................................   30
Section 6.10            Audited Financial Statements....................................................   29
Section 6.11            Notice of Certain Matters.......................................................   30
Section 6.12            Non-Transferable Assets.........................................................   30
Section 6.13            Rule 145........................................................................   31
Section 6.14            Company Disclosure Schedule Supplement..........................................   31

ARTICLE VII             ADDITIONAL AGREEMENTS...........................................................   31
Section 7.1             No Solicitation.................................................................   31
Section 7.2             Listing of Additional Shares....................................................   32
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Section 7.3             Blue Sky Laws...................................................................   32
Section 7.4             Employee Matters................................................................   33
Section 7.5             Form 10-K.......................................................................   34

ARTICLE VIII            CONDITIONS                                                                         34
Section 8.1             Conditions to Each Party's Obligation to Effect the Closing.....................   34
Section 8.2             Conditions to Obligation of Parent to Effect the Closing........................   34
Section 8.3             Conditions to Obligation of the Company and Principal Stockholder to
                        Effect the Closing..............................................................   36

ARTICLE IX              TERMINATION.....................................................................   37
Section 9.1             Termination.....................................................................   37
Section 9.2             Effect of Termination...........................................................   39

ARTICLE X               TAX MATTERS.....................................................................   39
Section 10.1            Liability for Taxes.............................................................   39
Section 10.2            Filing Responsibility...........................................................   40
Section 10.3            Cooperation and Exchange of Information.........................................   40
Section 10.4            Tax Sharing Agreements..........................................................   41
Section 10.5            Transfer Taxes..................................................................   41
Section 10.6            Section 338 Election............................................................   42
Section 10.7            Survival........................................................................   42
Section 10.8            Scope of Remedy.................................................................   42
Section 10.9            Disputes........................................................................   42

ARTICLE XI              ESCROW AND INDEMNIFICATION......................................................   43
Section 11.1            Escrow Fund.....................................................................   43
Section 11.2            Indemnification.................................................................   43
Section 11.3            Termination.....................................................................   44
Section 11.4            Claims Upon Escrow Fund.........................................................   45
Section 11.5            Objections to Claims............................................................   45
Section 11.6            Resolution of Conflicts.........................................................   46
Section 11.7            Third-Party Claims..............................................................   46
Section 11.8            Tax Indemnification.............................................................   46

ARTICLE XII             DEFINITIONS AND INTERPRETATION..................................................   47
Section 12.1            Definitions.....................................................................   47
Section 12.2            Interpretation..................................................................   56

ARTICLE XIII            MISCELLANEOUS...................................................................   57
Section 13.1            Fees and Expenses...............................................................   57
Section 13.2            Amendment and Modification......................................................   57
Section 13.3            Notices.........................................................................   57
Section 13.4            Counterparts....................................................................   59
Section 13.5            Entire Agreement; No Third Party Beneficiaries..................................   59
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Section 13.6            Severability....................................................................   59
Section 13.7            Governing Law...................................................................   60
Section 13.8            Venue...........................................................................   60
Section 13.9            Extension; Waiver...............................................................   60
Section 13.10           Assignment; Successors..........................................................   60
Section 13.11           Survival........................................................................   60
Section 13.12           Waiver of Right to Jury.........................................................   60
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ATTACHMENTS

Company Disclosure Schedule
Parent Disclosure Schedule

Schedule 6.1          Interim Operations
Schedule 7.4(b)       Benefit Plans
Schedule 8.2(d)       Necessary Consents

EXHIBIT A:            Written Consent of Stockholders
EXHIBIT B:            Escrow Agreement
EXHIBIT D:            Bill of Sale
EXHIBIT E:            Assignment and Assumption Agreement
EXHIBIT F:            Registration Rights Agreement
EXHIBIT G:            Voting Agreement

                            ASSET PURCHASE AGREEMENT

                  This ASSET PURCHASE AGREEMENT, dated as of February 18, 2003 (this "Agreement"), is entered into by and among Overture Services, Inc. ("Parent"), a Delaware corporation, AltaVista Company, a Delaware corporation (the "Company"), Aurora I, LLC, a Delaware limited liability company of which the Company is the sole member ("Aurora"), and CMGI, Inc., a Delaware corporation ("Principal Stockholder"). Certain capitalized terms used in this Agreement have the meanings assigned to them in Article XII.

                  WHEREAS, the Company desires to sell, assign, transfer, convey and deliver to Parent, and Parent desires to purchase and assume from the Company, on the terms and subject to the conditions set forth in this Agreement, the Acquired Assets and Assumed Liabilities, by, among other things, acquiring all of the equity interests in Aurora pursuant to the terms and conditions hereof;

                  WHEREAS, holders of shares of the Company's outstanding capital stock collectively representing in excess of eighty percent (80%) of the voting power of the Company have approved this Agreement and the transactions contemplated hereby (the "Transactions"), upon the terms and subject to the conditions set forth herein, in accordance with the Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation and Bylaws, by executing the written consent of stockholders in the form attached hereto as Exhibit A (the "Stockholder Consent"); and

                  WHEREAS, as a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, at the Closing, Parent, the Company and the Escrow Agent named therein shall enter into an escrow agreement substantially in the form attached hereto as Exhibit B (with such changes as the Escrow Agent may reasonably request, the "Escrow Agreement"), pursuant to which the Company shall place a portion of the Purchase Price in an escrow account to secure certain indemnification obligations to Parent; and

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      PURCHASE AND SALE OF ACQUIRED ASSETS
                      AND ASSUMPTION OF ASSUMED LIABILITIES

                  Section 1.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company agrees to sell, assign, transfer, and convey to Parent, and Parent agrees to purchase, all of the Acquired Assets.

                  Section 1.2 Assumption of Liabilities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Parent shall assume and become responsible for, and shall pay, perform and discharge when due, and shall indemnify the Company against and hold harmless from, and the Company shall assign to Parent, all of the Assumed Liabilities.

                  Section 1.3  Purchase Price.

                           (a) Subject to the terms and conditions of the
Agreement, in consideration of the sale, assignment, transfer and conveyance to Parent of the Acquired Assets, at the Closing, Parent shall:

                                    (i) pay to the Company sixty million dollars
         ($60,000,000) in cash by wire transfer of immediately available funds (the "Cash Consideration"); and

                                    (ii) issue to the Company a number of shares
         of Parent's common stock, par value $0.0001 per share (the "Parent Common Stock"), determined by dividing eighty million dollars ($80,000,000) by the average closing price at the end of normal trading hours (the "Average Closing Price") of a share of Parent Common Stock on the Nasdaq National Market or such other principal securities exchange on which the Parent Common Stock shall then be trading for the twenty (20) consecutive trading days ending at the end of the second trading day prior to the Closing Date (the "Stock Consideration" and, together with the Cash Consideration, the "Purchase Price"); provided, that Parent shall not be required to issue more than 4,274,670 shares of Parent Common Stock or less than 3,001,364 shares of Parent Common Stock to the Company pursuant to this Agreement; and

                                    (iii) assume the Assumed Liabilities.

                  Section 1.4 Escrow. Ten percent (10%) of each of the Cash Consideration and the Stock Consideration (the "Escrow Amount") shall be deposited by the Company within one (1) Business Day after the Closing, by wire transfer of immediately available funds, in the case of the Cash Consideration, and shares of Parent Common Stock, in the case of the Stock Consideration, into escrow pursuant to the terms of the Escrow Agreement for the purpose of satisfying indemnification claims pursuant to Article XI hereof.

                  Section 1.5 Allocation of Purchase Price and Assumed Liabilities. The Company shall agree to an allocation of the Purchase Price and the Assumed Liabilities among the Acquired Assets in accordance with Section 1060 of the Code and the regulations promulgated thereunder (and any similar provision of state, local or foreign law, as applicable) pursuant to an independent third party retained by Parent to in good faith prepare and deliver such allocation to the Company within thirty (30) calendar days of the date of this Agreement. To the extent that the Company or the Principal Stockholder is required to pay any Damages, an appropriate adjustments to the allocation of the Purchase Price, as required by GAAP, shall be made at such time among the Acquired Assets. Each of Parent and the Company shall: (a) timely file all forms (including Internal Revenue Service Form 8594) and Tax Returns required to be filed in connection with the Final Allocation; (b) be bound by such Final Allocation for purposes of determining Taxes; (c) prepare and file, and cause its respective Affiliates to prepare and file, its Tax Returns on a basis consistent with such Final Allocation; and (d) take no position, and cause its Affiliates to take no position, inconsistent with such allocation on any applicable Tax Return, in any audit or proceeding before any Tax Authority, in any report made for Tax, financial accounting or any other purposes, or otherwise. In the event that the Final Allocation is disputed by any Tax Authority, the party receiving notice of such dispute shall promptly notify the other parties hereto concerning the existence and resolution of such dispute.

                                   ARTICLE II

                                     CLOSING

                  Section 2.1 The Closing. The closing of the Transactions (the "Closing") shall take place at: (a) the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Suite 1100, Palo Alto, California 94301 at 6:00 a.m., California time, two (2) Business Days following the date on which all conditions to the Closing set forth in Article VIII shall have been satisfied or waived in accordance with this Agreement (other than those conditions that are contemplated to be satisfied prior to the Closing); or (b) at such other place, time and date as agreed in writing by Parent and the Company (the "Closing Date").

                  Section 2.2 Deliveries by the Company. At the Closing, the Company shall deliver to Parent:

                           (a) a duly executed bill of sale in the form attached
hereto as Exhibit D (the "Bill of Sale");

                           (b) executed copies of the Consents, to the extent
obtained, and the Necessary Consents;

                           (c) the Company Officer's Certificate referred to in
Section 8.2(g) hereof;

                           (d) the Company Secretary's Certificate referred to
in Section 8.2(h) hereof;

                           (e) a certification of non-foreign status for the
Company in the form and manner which complies with the requirements of Section 1445 of the Code and the regulations promulgated thereunder;

                           (f) executed copies of each of the Ancillary
Agreements; and

                           (g) stock certificates representing all of the
outstanding equity securities of or membership interests in each of the Company Subsidiaries.

                  Section 2.3 Deliveries by Parent. At the Closing, Parent shall deliver to the Company:

                           (a) the Purchase Price;

                           (b) a duly executed assignment and assumption
agreement in the form attached hereto as Exhibit E (the "Assignment and Assumption Agreement");

                           (c) the Parent Officer's Certificate referred to in
Section 8.3(d) hereof;

                           (d) the Parent Secretary's Certificate referred to in
Section 8.3(e) hereof; and

                           (e) executed copies of each of the Ancillary
Agreements.

                  Section 2.4 Deliveries by Principal Stockholder. At the Closing, Principal Stockholder, shall deliver to Parent:

                           (a) executed copies of the applicable Ancillary
Agreements;

                           (b) the Principal Stockholder Officer's Certificate
referred to in Section 8.2(i) hereof; and

                           (c) the Principal Stockholder Assistant Secretary's
Certificate referred to in Section 8.2(j) hereof.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as set forth in the Company Disclosure Schedule, prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof, the Company represents and warrants to Parent that all of the statements contained in this Article III are true and correct. For purposes of the representations and warranties of the Company contained herein, disclosure in any section of the Company Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to such other representations or warranties by the Company calling for disclosure of such information if such disclosure would reasonably lead Parent to make further inquiry of such facts and circumstances, and such further inquiry would reasonably reveal that such disclosure applies to such other representations and warranties. The inclusion of any information in any section of the Company Disclosure Schedule or other document delivered by the Company pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

                  Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  Section 3.2 Authorization. Each of the Company and Aurora has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions by the Company have been duly authorized by the Board of Directors of the Company and approved by the holders of the requisite number of voting shares of the Company's capital stock in accordance with the DGCL and the Company's Certificate of Incorporation and Bylaws. No other corporate or similar action on the part of the Company or Aurora is necessary to authorize the execution and delivery of this Agreement by the Company or Aurora or the consummation by the Company or Aurora of any of the Transactions.

                  Section 3.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by the Company and Aurora, and, assuming due and valid authorization, execution and delivery hereof by Principal Stockholder and Parent is a valid and binding obligation of the Company and Aurora, enforceable against them in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 3.4 Consents and Approvals; No Violations. Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, applicable foreign antitrust Laws, and state securities laws, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof shall: (w) conflict with or result in any breach of any provision of the Company's Certificate of Incorporation or Bylaws as presently in effect; (x) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract; or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

                  Section 3.5 Company Subsidiaries. Section 3.5 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized capital of each Company Subsidiary. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company, free and clear of all Encumbrances, and is validly issued, fully paid and nonassessable. Each Company Subsidiary: (a) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has all corporate or other similar power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (c) is duly qualified or licensed to conduct its business as a foreign entity in good standing in every jurisdiction in which such qualification or license is required, except, in the case of the foregoing clauses (a), (b) and (c), where the failure to be so organized, existing and in good standing, to have such power, authority and governmental approvals, and to be so qualified or licensed, would not have, individually or in the aggregate, a Company Material Adverse Effect. There are no shares of capital stock of any Company Subsidiary issued or outstanding that are not owned directly or indirectly by the Company and there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, obligating any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of any Company Subsidiary.

                  Section 3.6 Financial Statements. True and complete copies of the Financial Statements are included in Section 3.6 of the Company Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and with each other within the same period and fairly present the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the times and for the periods referred to therein; provided, however, that the Financial Statements are subject to normal recurring year-end audit adjustments, and do not contain all footnotes required under GAAP.

                  Section 3.7 No Undisclosed Liabilities. Except for threatened or pending litigation set forth on Section 3.13 of, or as otherwise included in, the Company Disclosure Schedule or this Agreement, liabilities and obligations reflected in the Balance Sheet or incurred in the ordinary course of business since the Balance Sheet Date, neither the Company nor any Company Subsidiary has any liabilities or obligations that are material to the Company and the Company Subsidiaries, taken as a whole, individually or in the aggregate, and that would be required to be disclosed in a consolidated balance sheet of the Company (including the related notes thereto, where appropriate) prepared in accordance with GAAP.

                  Section 3.8 Absence of Certain Changes. Except as (a) disclosed in the Financial Statements, this Agreement or the Company Disclosure Schedule or (b) expressly required by this Agreement, since the Balance Sheet Date through the date of this Agreement, no event that would be reasonably likely to result in a Company Material Adverse Effect has occurred.

                  Section 3.9 Encumbrances. The Company and each Company Subsidiary has good title to the Acquired Assets, free and clear of all Encumbrances.

                  Section 3.10 Real Property. The Company does not own, and has never owned, any real property.

                  Section 3.11 Leases. Section 3.11 of the Company Disclosure Schedule sets forth a complete and correct list of all Leases, each of which has been made available to Parent. Each Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect. There is no existing material default by the Company or any Company Subsidiary under any of the Leases.

                  Section 3.12  Company Contracts and Commitments.

                           (a) Section 3.12 of the Company Disclosure Schedule
sets forth a true, complete and correct list of every Contract (other than the Leases, which are addressed in Section 3.11 and such Licenses as are addressed in Section 3.18(c)) that is currently in effect as of the date of this Agreement and: (i) provides for future payments by the Company or any Company Subsidiary, or to the Company or any Company Subsidiary, of more than $100,000 per annum and may not be canceled upon sixty (60) days' notice without any liability, penalty or premium (excluding purchase orders, invoices, leasing transactions and advertising agreements, in any such case, which were entered into or incurred in the ordinary course of business); (ii) was entered into by the Company or a Company Subsidiary with a current stockholder, current executive officer or current director of the Company or any Company Subsidiary; (iii) is a collective bargaining or similar agreement; (iv) involves an agreement with respect to any Indebtedness of the Company or any Company Subsidiary; (v) materially restricts any conduct of any business in any location by the Company or any Company Subsidiary; (vi) is an employment agreement with a current executive officer or current director, or consulting agreement with an individual involving payments by the Company in excess of $100,000 per annum; (vii) is a material joint venture agreement or partnership agreement to which the Company or any Company Subsidiary is a party or is otherwise bound; (viii) is an agreement to which the Company or any Company Subsidiary is a party or is otherwise bound that contains explicit terms providing for material benefits (which shall not be interpreted to include cancellation or termination) to the other party that may be triggered, increased or accelerated by this Agreement, any of the Ancillary Agreements or the consummation of the Transactions; or (ix) is an agreement to which the Company or any Company Subsidiary is a party or is otherwise bound, entered into other than in the ordinary course of business, that includes terms or provisions obligating the Company or any Company Subsidiary to provide indemnification (other than in agreements where such indemnification is provided in the ordinary course of business) or any other guarantee to any Person.

                           (b) As of the date hereof, (i) there is not and, to
the Knowledge of the Company, there has not been claimed or alleged by any Person with respect to any Contract required to be listed in Section 3.12 of the Company Disclosure Schedule (together with the Leases and such Licenses required to be listed on Section 3.18(c) of the Company Disclosure Schedule, such Contracts, the "Company Material Contracts"), any existing default or event that, with notice or lapse of time or both, would constitute a default or, event of default on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party thereto, except such defaults, events of default and other events which are not material, and (ii) no consent, approval, authorization or waiver from, or notice to, any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Company Material Contracts as a result of the Transactions other than such consents and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given.

                  Section 3.13 Litigation. As of the date of this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or other Governmental Entity pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary.

                  Section 3.14 Environmental Matters. To the Knowledge of the Company, (a) the Company and each Company Subsidiary are in material compliance with all applicable Environmental Laws; (b) neither the Company nor any Company Subsidiary has received any written notice with respect to any property owned or leased by the Company or any Company Subsidiary from any Governmental Entity or third party alleging that the Company or any Company Subsidiary is not in material compliance with any Environmental Law; and (c) there has been no "release" of a "hazardous substance," as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., in excess of a reportable quantity which release remains unresolved on any real property owned by the Company or any Company Subsidiary.

                  Section 3.15 Compliance with Laws. The Company and the Company Subsidiaries have complied in a timely manner and in all material respects with all Laws that apply to the properties or assets owned by the Company or any Company Subsidiary, except for violations that would not constitute a Company Material Adverse Effect.

                  Section 3.16  Employee Benefit Plans.

                           (a) Section 3.16 of the Company Disclosure Schedule
contains a true and complete list of all Benefit Plans. The Company has provided or made available to Parent: (i) correct and complete copies of all documents embodying each Benefit Plan including, without limitation, all amendments thereto and all related trust documents; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Benefit Plan;
(iii) if the Benefit Plan is funded, the most recent annual and periodic accounting of Benefit Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Benefit Plan; (v) all material written agreements and contracts relating to each Benefit Plan, including, without limitation, administrative service agreements and group insurance contracts;
(vi) all communications material to any employee or employees relating to any Benefit Plan, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company;
(vii) all material correspondence to or from any Governmental Entity relating to any Benefit Plan; (viii) all discrimination tests for each Benefit Plan for the most recent plan years; and (ix) the most recent IRS determination or opinion letter issued with respect to each Benefit Plan, if applicable.

                           (b) With respect to those Benefit Plans that are
being assumed by the Parent as set forth on Schedule 7.4(b), the Company and each Company Subsidiary has performed all obligations required to be performed by them under, are not in material default or violation of, and to the Knowledge of the Company and Principal Stockholder, there is no default or violation by any other party to any such Benefit Plan, and each such Benefit Plan has been established and maintained in accordance with its terms and in compliance in all material respects with all applicable Laws, including but not limited to ERISA and the Code. Each such Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is so qualified, and has received a favorable determination letter from the IRS with respect to each such Benefit Plan as to its qualified status under the Code and no event has occurred which would reasonably be expected to adversely affect the status of such determination letter or the qualified status of such Benefit Plan. To the Knowledge of Company no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any such Benefit Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company or the knowledge of the Principal Stockholder, threatened (other than routine claims for benefits) against any such Benefit Plan or against the assets of any such Benefit Plan. There are no audits, inquiries or proceedings pending or to the Knowledge of the Company threatened by the IRS, the Department of Labor, or any other Governmental Entity with respect to any such Benefit Plan. The Company is not subject to any material penalty or tax with respect to any such Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                           (c) With respect to those Benefit Plans that are
being assumed by the Parent as set forth on Schedule 7.4(b), neither the Company nor any Company Subsidiary has ever, with respect to an employee, maintained, established, sponsored, participated in, or contributed to, any: (i) Benefit Plans subject to Title IV of ERISA or Section 412 of the Code; (ii) "multiple employer plan" within the meaning of Section (3)(37) of ERISA; (iii) a "multiple employer plan" as defined in ERISA or the Code; or (iv) a "funded welfare plan" within the meaning of Section 419 of the Code.

                           (d) With respect to those Benefit Plans that are
being assumed by the Parent as set forth on Schedule 7.4(b), no Benefit Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any Company Subsidiary has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) or any other person that such employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                           (e) To the Knowledge of the Company, with respect to
those Benefit Plans being assumed by Parent as set forth on Schedule 7.4(b), each such Benefit Plan can be terminated or otherwise discontinued after the Closing Date in accordance with its terms and with applicable foreign, state, federal or local law, without material liability, to Parent, the Company or any Company Subsidiary.

                           (f) To the Knowledge of the Company, neither the
Company nor any Company Subsidiary has, prior to the Closing, engaged in a material violation of any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its current and former employees. As soon as practicable after the date hereof (but in no event longer than ten (10) calendar days from the date hereof), the

Company shall deliver to Parent a disclosure schedule setting sets forth all current and former employees of the Company and the Company Subsidiaries that are currently receiving or eligible for health care continuation coverage under COBRA or any similar provisions of state law.

                           (g) With respect to those International Employee
Plans being assumed by Parent as set forth on Schedule 7.4(b), to the Knowledge of the Company, each such International Employee Plan has been adopted, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no such International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, to the Knowledge of the Company no condition exists that would prevent the Company or a Company Subsidiary from terminating or amending any such International Employee Plan in accordance with its terms and applicable foreign, state, federal or local law at any time for any reason without material liability to the Company or any Company Subsidiary.

                           (h) With respect to those Benefit Plans being assumed
by Parent as set forth on Schedule 7.4(b), the execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan, employee agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current (or former) employee, director or consultant.

                  Section 3.17 Tax Matters. (a) All material Tax Returns required to be filed by or with respect to the Company or any Company Subsidiary have been filed on a timely basis (taking into account all applicable extensions); (b) other than amounts for any unpaid Taxes of the Company or any Company Subsidiary that have been adequately accrued or reserved (in accordance with GAAP) on the Balance Sheet, all material Taxes required to be paid or withheld by the Company or a Company Subsidiary (whether or not shown in any Tax Return) have been timely paid in full and/or timely withheld and either have been duly and timely paid over to the appropriate Tax Authority or been properly set aside for such purpose and will be duly and timely paid to the appropriate Tax Authority; (c) all such filed Tax Returns were true, correct and complete in all material respects; (d) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for Permitted Encumbrances; (e) no federal, state, local or foreign Audits are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary; (f) neither the Company nor any Company Subsidiary has executed any waiver of the statute of limitations on or extending the period for the assessment of collection of any Tax; and (g) neither the Company nor any Company Subsidiary has any liability for unpaid Taxes that has not been adequately accrued or reserved (in accordance with GAAP) on the most recent Financial Statements, and since the date of the most recent Financial Statements, neither the Company nor any Company Subsidiary has incurred any liability for Taxes other than in the ordinary course of business.

                  Section 3.18  Intellectual Property.

                           (a) Section 3.18(a) of the Company Disclosure
Schedule lists all Company Registered Intellectual Property. The Company or one of the Company Subsidiaries is listed in the records of the appropriate United States federal or state agency as the sole owner for each item of the Company Registered Intellectual Property that is the subject of a registration in the United States. To the Knowledge of the Company, either the Company or one of the Company Subsidiaries is listed in the records of the appropriate foreign agency as the sole owner for each item of Company Registered Intellectual Property that is the subject of a registration outside the United States. To the Knowledge of the Company, the Intellectual Property included in the Acquired Assets, including the Company Registered Intellectual Property, includes all Intellectual Property rights in and to all material inventions, works of authorship, and know-how created, invented or authored, as the case may be, by any employee of, or consultant to, the Company or any Company Subsidiary in the course of such employment or consulting relationship. The preceding sentence is qualified by the Knowledge of the Company for facts and circumstances prior to January 2000. The Company and each Company Subsidiary implements and enforces a policy requiring all employees, contractors and other parties who create Intellectual Property for, or on behalf of, the Company or a Company Subsidiary to execute an assignment agreement in substantially the form provided to Parent, transferring ownership of such Intellectual Property to the Company or the Company Subsidiary, as the case may be.

                           (b) Section 3.18(b) of the Company Disclosure
Schedule (i) lists all Computer Software owned or licensed by, or otherwise used in the business of, the Company or any Company Subsidiary, other than (x) third party software applications that are generally available and have an individual acquisition cost of $50,000 or less, or (y) software applications that are used in general infrastructure and administrative functions that are generally available and have an individual acquisition cost of $50,000 or less, and (ii) identifies whether each of the foregoing items of Computer Software are owned, licensed, or otherwise used, as the case may be.

                           (c) Section 3.18(c) of the Company Disclosure
Schedule lists all material Licenses, specifying the name of the parties thereto and whether the License is an inbound license, an outbound license or a cross-license. To the Knowledge of the Company, each such License is in full force and effect and is enforceable in accordance with its terms. The Company and the Company Subsidiaries are in material compliance with, and have not materially breached any term of any of such Licenses and, to the Knowledge of the Company, all other parties to such Licenses are in compliance with, and have not breached any term of, such Licenses.

                           (d) Section 3.18(d) of the Company Disclosure
Schedule contains a complete and accurate list (by name and version number) of all material service offerings, Computer Software and other products or services of the Company or any Company Subsidiary currently sold, licensed, distributed or otherwise provided by the Company or any Company Subsidiary (all of the foregoing, collectively, "Company Products").

                           (e) To the Knowledge of the Company, neither the
Company nor any Company Subsidiary has done, or failed to do, any act or thing which may, after the Closing

Date, prejudice the validity or enforceability of any material Company Registered Intellectual Property in any material respect.

                           (f) Either the Company or a Company Subsidiary is the
sole and exclusive owner of all material Company Intellectual Property except as to Intellectual Property that is co-owned by the Company and any Company Subsidiary; provided, however, that as to any Intellectual Property that is co-owned by the Company and one or more Company Subsidiaries, the Acquired Assets will include the ownership rights of the Company and all co-owner Company Subsidiaries.

                           (g) To the Knowledge of the Company, either the
Company or a Company Subsidiary owns or otherwise has the right to use all Intellectual Property necessary to: (i) provide the services currently provided by the Company to third parties; (ii) use, manufacture, copy, modify, market and distribute the products currently manufactured, marketed, sold, licensed or otherwise distributed by the Company; and (iii) operate the internal systems of the Company that are material to its business or operations, taken as a whole, including, without limitation, computer hardware systems and software applications. To the Knowledge of the Company, there are no facts or circumstances that would reasonably lead it to believe that the Company and the Company Subsidiaries do not own or otherwise have the right to use all Intellectual Property necessary to: (i) provide the services currently provided by the Company to third parties; (ii) use, manufacture, copy, modify, market and distribute the products currently manufactured, marketed, sold, licensed or otherwise distributed by the Company; and (iii) operate the internal systems of the Company that are material to its business or operations, taken as a whole, including, without limitation, computer hardware systems and software applications. Each material item of such Intellectual Property shall be owned, available for use or enforceable, as the case may be, by Parent immediately following the Closing on substantially identical terms and conditions as it was available to or enforceable by, as the case may be, the Company immediately prior to the Closing.

                           (h) To the Knowledge of the Company, the activities
and the conduct of the business and operations of the Company and any Company Subsidiary did not prior to Closing, and will not when conducted in the same manner following the Closing, infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party. To the Knowledge of the Company, there are no facts or circumstances that would reasonably lead it to believe that the activities or the conduct of the business or operations of the Company or any Company Subsidiary did prior to Closing, or will when conducted in the same manner following the Closing, infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party. There is no pending or, to the Knowledge of the Company, threatened (in writing) claim before any court, agency, arbitral tribunal, or registration authority in any jurisdiction: (i) involving any item of Intellectual Property owned or used by the Company; (ii) alleging that the activities or the conduct of the business of the Company and the Company Subsidiaries does or will infringe upon, violate or constitute the unauthorized use of the Intellectual Property rights of any third party; or (iii) challenging the ownership, use, validity, enforceability or registrability of any Intellectual Property by the Company. There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations (other than license agreements in the ordinary course of business) which (A) restrict the rights of the

Company to use any material Intellectual Property; (B) restrict the Company's business in order to accommodate a third party's intellectual property rights; or (C) permit third parties to use any material Intellectual Property owned by the Company.

                           (i) [reserved]

                           (j) No third party possesses any copy of any source
code to any material Computer Software of the Company, except as permitted under a License set forth in Section 3.18(c) of the Company Disclosure Schedule.

                           (k) No Computer Software that is open source, public
source or freeware, or any modification or derivative thereof, including any version of any Computer Software licensed pursuant to any GNU general public license or limited general public license was or is used in, incorporated into, integrated or bundled with any material Company Product.

                           (l) To the Knowledge of the Company, the Company and
the Company Subsidiaries have taken commercially reasonable actions to protect each item of material Intellectual Property owned by them, except where the failure to take such actions was the result of a reasonable business decision by the Company made in the ordinary course of business. To the Knowledge of the Company, without limiting the foregoing, the Company and the Company Subsidiaries have taken commercially reasonable actions to protect their respective material Trade Secrets and any material Trade Secrets of third parties provided to the Company or any Company Subsidiary. The Company and each Company Subsidiary implements and enforces a policy requiring all employees, contractors and other parties having access to such Trade Secrets to execute a proprietary information/confidentiality agreement, in substantially the form provided to Parent, with the Company or one of the Company Subsidiaries, as the case may be. To the Knowledge of the Company, there has been no disclosure by the Company or by the Company Subsidiaries of any such Trade Secrets except pursuant to such proprietary information/confidentiality agreements, and, to the Knowledge of the Company, no party to any such agreement is in breach thereof.

                           (m) Neither the Company nor any Company Subsidiary is
in violation of any agreement relating to any Company Intellectual Property or any third party Intellectual Property, except for such violations as have not resulted, and could not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect. To the Knowledge of the Company, the consummation of the Transactions will not result in Parent being bound by any non-compete or other restriction on the operation of any business of Parent prior to the Closing or the granting by Parent of any rights or licenses to any Intellectual Property rights of Parent prior to the Closing to a third party (including but not limited to a covenant not to sue)

                           (n) To the Knowledge of the Company, neither the
Company nor any Company Subsidiary has disclosed the source code for any of the Computer Software owned by them or other confidential information constituting, embodied in or pertaining to such Computer Software to any Person, except pursuant to effective nondisclosure agreements, and the Company has taken commercially reasonable measures to prevent disclosure of such source code.

                           (o) To the Knowledge of the Company: (i) the Company
and the Company Subsidiaries have at all times complied with all applicable Laws relating to privacy, data protection and the collection and use of personal information and user information gathered or accessed in the course of the operations of the Company or any Company Subsidiary; (ii) the Company and the Company Subsidiaries have at all times complied in all respects with all rules, policies and procedures established by the Company or any Company Subsidiary from time to time with respect to privacy, publicity, data protection or collection and use of personal information and user information gathered or accessed in the course of the operations of the Company or any Company Subsidiary; and (iii) no claims have been asserted or threatened against the Company or any Company Subsidiary (and to the Knowledge of the Company, no such claims are likely to be asserted or threatened against the Company or any Company Subsidiary) by any Person alleging a violation of such Person's privacy, personal or confidentiality rights under any such rules, policies or procedures. With respect to all personal and user information described in this Section 3.18(o), the Company and the Company Subsidiaries have at all times taken all steps reasonably necessary (including, without limitation, implementing and monitoring compliance with adequate measures with respect to technical and physical security) to ensure that the information is protected against loss and against unauthorized access, use, modification, disclosure or other misuse. To the Knowledge of the Company, there has been no unauthorized access to or other misuse of that information. To the Knowledge of the Company, the consummation of the Transactions will not result in any breach or violation of any of the Company's or any of its subsidiaries procedures, policies or rules governing privacy or use of any information or data of, or with respect to, any Person or violate any Law with respect to such data or information.

                  Section 3.19  Labor Matters.

                           (a) No work stoppage or labor strike against the
Company or any Company Subsidiary is pending, or to the Knowledge of the Company, threatened nor has there been any such action since August 31, 1999. To the Knowledge of the Company, there are no activities or proceedings of any labor union, works council or other employee collective bargaining group or association to organize any employees, and, to the Knowledge of the Company, no union or works council claims to represent any employees. There are no actions, suits, claims, labor disputes or grievances pending, or to the Knowledge of the Company, threatened, relating to any labor, safety or discrimination matters involving any employee, including without limitation, charges of unfair labor practices or discrimination complaints. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any Company Subsidiary presently has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated on behalf of the employees.

                           (b) The Company and each Company Subsidiary: (i) is
in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, health and safety and wages and hours (including but not limited to the classification and/or treatment of employees as exempt or non-exempt), in each case, with respect to employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; and (iii) is not liable in any material respect for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. There are no pending, or, to the Knowledge of the Company, threatened or reasonably anticipated claims, charges or actions pending against the Company before the Equal Employment Opportunity Commission or similar state, federal or local agency or under any worker's compensation policy or long-term disability policy.

                           (c) Since January 1, 2001, (i) neither the Company
nor any Company Subsidiary has effected a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; (ii) there has not occurred a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any Company Subsidiary; (iii) neither the Company nor any Company Subsidiary has engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act; and (iv) none of the Company nor any of the Company Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) during the ninety (90) day period prior to the date of this Agreement.

                  Section 3.20 Affiliate Transactions. No Contracts are in effect as of the date hereof between the Company or any Company Subsidiary on the one hand, and Affiliates of the Company, on the other hand.

                  Section 3.21 Brokers or Finders. The Company has not entered into any Contract entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, other than US Bancorp Piper Jaffray, a true and correct copy of which has been provided to Parent.

                  Section 3.22 Bank Accounts. Section 3.22 of the Company Disclosure Schedule sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company or any Company Subsidiary maintains safe deposit boxes, checking accounts or other accounts of any nature the available balance of which customarily exceeds $5,000.

                  Section 3.23 Accounts Receivable and Payable. All accounts receivable and accounts payable of the Company or any Company Subsidiary have arisen, and as of the Closing Date shall have arisen, from bona fide transactions in the ordinary course of business consistent with past practice.

                  Section 3.24 Ownership of Assets. As between (i) Principal Stockholder and its Subsidiaries (other than the Company and the Company Subsidiaries), on the one hand, and (ii) the Company and the Company Subsidiaries, on the other hand, none of the Principal Stockholder nor its Subsidiaries (other than the Company and the Company Subsidiaries) own, or have the right (under Contracts to which the Company or any Company Subsidiary is a party) to use or otherwise have a license to any of the assets and other rights (whether tangible or intangible) used to conduct the business, operations and activities of the Company as presently conducted.

                  Section 3.25  Investment Intent.

                           (a) Investment Representations. The Company
understands that the shares of Parent Common Stock it will receive pursuant to the terms of this Agreement have not been registered under the Securities Act. The Company also understands that these shares are being offered and sold pursuant to an exemption from registration under the Securities Act based in part upon the Company's representations contained in the Agreement. The Company hereby represents and warrants as follows:

                                    (i) Acquisition for Own Account. The Company
         is acquiring the shares of Parent Common Stock for the Company's own account for investment only, and not with a view towards their distribution other than pursuant to an effective registration statement or a valid exemption from registration under the Securities Act.

                                    (ii) The Company Can Protect Its Interest.
         The Company represents that by reason of its, or of its management's, business or financial experience, the Company has the capacity to protect its own interests in connection with the Transactions.

                                    (iii) Parent Information. The Company has
         had an opportunity to discuss Parent's business, management and financial affairs with directors, officers and management of Parent and has had the opportunity to review Parent's operations and facilities. The Company has also had the opportunity to ask questions of and receive answers from, Parent and its management regarding the terms and conditions of this investment.

                                    (iv) Legends. To the extent applicable, each
         certificate or other document evidencing any of the shares of Parent Common Stock delivered pursuant to the terms of this Agreement shall be endorsed with the legends substantially in the form set forth below:

              "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (b) Rule 145 Compliance. The Company further
represents, warrants and covenants that, for purposes of, and within the meaning of, Rule 145 under the Securities Act:

                                    (i) the Company has not submitted this
             Agreement or the Transactions for the vote or consent of any of its stockholders other than the Principal Stockholder;

                                    (ii) the Company has not adopted a plan or
             agreement that provides for dissolution of the Company;

                                    (iii) the Company has not adopted a plan or
             agreement that provides for a pro rata or similar distribution of the shares of Parent Common Stock to be delivered pursuant to the Transactions to the security holders of the Company;

                                    (iv) the Company's Board of Directors has
             not adopted resolutions relative to (ii) or (iii) above within one
             (1) year after the date hereof; and

                                    (v) the transfer of the Acquired Assets
             hereby is not part of a pre-existing plan for the distribution of the shares of Parent Common Stock to be delivered pursuant to the Transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PRINCIPAL STOCKHOLDER

             Principal Stockholder represents and warrants to Parent that all of the statements contained in this Article IV are true and correct. The inclusion of any information in any document delivered by Principal Stockholder pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

                  Section 4.1 Organization; Qualification of Principal Stockholder. Principal Stockholder is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

                  Section 4.2 Authorization. Principal Stockholder has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Principal Stockholder of this Agreement and the consummation of the Transactions by Principal Stockholder have been duly authorized by the Board of Directors of Principal Stockholder, and no other corporate action on the part of Principal Stockholder (including its stockholders) is necessary to authorize the execution and delivery of this Agreement by Principal Stockholder or the consummation by Principal Stockholder of any of the Transactions.

                  Section 4.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by Principal Stockholder, and, assuming due and valid authorization, execution and delivery hereof by the Company and Parent is a valid and binding obligation of Principal Stockholder, enforceable against Principal Stockholder in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.4  Consents and Approvals; No Violations. Except for
(a) the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, applicable foreign antitrust Laws, and state securities laws and (b) in the case (y) below, except as would not have a material adverse effect on the ability of Principal Stockholder to consummate the Transactions, none of the execution, delivery or performance of this Agreement by Principal Stockholder, the consummation by Principal Stockholder of the Transactions or compliance by Principal Stockholder with any of the provisions hereof shall: (w) conflict with or result in any breach of any provision of Principal Stockholder's Certificate of Incorporation or Bylaws as presently in effect; (x) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any Company Material Contract; or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Principal Stockholder.

                  Section 4.5 Litigation. As of the date of this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Entity pending or, to the knowledge of Principal Stockholder, threatened against or involving Principal Stockholder that: (i) is expected to have a material adverse effect on the ability of Principal Stockholder to consummate the Transactions; (ii) questions or challenges the validity of this Agreement or any action taken or to be taken by Principal Stockholder pursuant to this Agreement or in connection with the Transactions; or (iii) is reasonably likely to result in liability to Parent following the Closing, other than as disclosed in the Company Disclosure Schedule.

                  Section 4.6 Brokers or Finders. Neither Principal Stockholder nor any of its Subsidiaries or Affiliates has entered into any Contract entitling any agent, broker, investment banker, financial advisor or other firm or Person to any brokers' or finders' fee or any other commission or similar fee in connection with the Transactions, other than US Bancorp Piper Jaffray, whose fees and expenses shall be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been provided to Parent.

                  Section 4.7 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article IV, Principal Stockholder makes no representation or warranty, express or implied, at law or in equity, and any such other representations and warranties are hereby disclaimed. Without limiting the generality of the foregoing, Principal Stockholder makes no representation or warranty regarding the Acquired Assets or the Assumed Liabilities, and none shall be implied at law or in equity.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Except as set forth in the Parent Disclosure Schedule, prepared and signed by Parent and delivered to the Company and Principal Stockholder simultaneously with the execution hereof, Parent represents and warrants to the Company, Aurora and Principal Stockholder that all of the statements contained in this Article V are true and correct. For purposes of the representations and warranties of Parent contained herein, disclosure in any section of the Parent Disclosure Schedule of any facts or circumstances shall be deemed to be disclosure of such facts or circumstances with respect to such other representations or warranties by Parent calling for disclosure of such information, if such disclosure would reasonably lead the Company and Principal Stockholder to make further inquiry of such facts and circumstances, and such further inquiry would reasonably reveal that such disclosure applies to such other representations and warranties. The inclusion of any information in any section of the Parent Disclosure Schedule or other document delivered by Parent pursuant to this Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

                  Section 5.1 Organization; Qualification of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate their properties and to carry on their business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and government approvals would not have, individually or in the aggregate, a Parent Material Adverse Effect.

                  Section 5.2 Authorization. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions by Parent have been duly authorized by Parent's Board of Directors and no other corporate action on the part of the Parent (including Parent's stockholders) is necessary to authorize the execution and delivery of this Agreement by Parent or the consummation by Parent of any of the Transactions.

                  Section 5.3 Execution; Validity of Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent, enforceable against each of them in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar Laws of general application affecting enforcement of creditors' rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.4  Consents and Approvals; No Violations. Except for
(a) the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, and applicable foreign antitrust Laws and state securities laws and (b) in the case of (y) below, except as would not have a Parent Material Adverse Effect, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions hereof shall: (w) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent, each as presently, in effect; (x) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity; (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material Contract of Parent; or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent.

                  Section 5.5 Capitalization. As of January 28, 2003, the authorized capital stock of Parent consists of (a) 200,000,000 shares of Parent Common Stock, of which 59,275,635 shares are issued and outstanding; and (b) 10,000,000 shares of preferred stock, all of which have been designated Series A Preferred Stock, none of which are issued and outstanding. No shares are held in treasury. As of the date hereof, approximately 8,900,000 shares of Parent Common Stock are reserved for issuance upon the exercise of options outstanding under Parent's various stock incentive plans. As of the date hereof, no shares of Parent Common Stock are reserved for issuance upon the exercise of warrants. All the outstanding shares of Parent Common Stock and Parent preferred stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth above, as of the date hereof, (x) there are no shares of capital stock of Parent authorized, issued or outstanding, other than shares of Parent Common Stock issued subsequent to January 28, 2003 pursuant to previously outstanding options issued pursuant to the Parent's stock option plans and (y) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any of its Subsidiaries obligating Parent to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of Parent, other than options to purchase Parent Common Stock granted in the ordinary course of business subsequent to January 28, 2003 pursuant to Parent's stock option plans in existence as of that date.

                  Section 5.6 Parent SEC Reports. Parent has filed all required forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) with the SEC since December 31, 2000 through the date hereof (collectively, the "Parent SEC Reports"). As of their respective dates, or, if amended, as of the date of the last such amendment, each Parent SEC Report, (a) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder applicable to such Parent SEC Reports and (b) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of operations, stockholders' equity and cash flows included in or incorporated by reference into the Parent SEC Reports (including any related notes and schedules) fairly presents in all material respects the financial position, results of operations and cash flows, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnotes), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein. There is no investigation by the SEC threatened or pending, or, to the knowledge of the Parent, contemplated with respect to any Parent SEC Report, including, without limitation, revenue recognition thereunder or any of Parent's officers, directors or principal stockholders.

                  Section 5.7 No Undisclosed Liabilities. Except for (a) liabilities and obligations disclosed in Parent's quarterly report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC, incurred in the ordinary course of business since September 30, 2002, (b) liabilities arising out of facts or events fully disclosed in a press release issued by Parent subsequent to that date and prior to the date hereof, and (c) liabilities that would not reasonably be expected to result in a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries, taken as a whole, has any liabilities or obligations, that would be required to be disclosed in a consolidated balance sheet of Parent (including the related notes thereto, where appropriate) prepared in accordance with GAAP.

                  Section 5.8 Absence of Certain Changes. Except as (a) disclosed in the Parent SEC Reports, (b) disclosed in Parent's quarterly report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC, (c) fully disclosed in a press release issued by Parent subsequent to that date and prior to the date hereof, or (d) expressly required by this Agreement, since September 30, 2002 to the Parent's knowledge, no event that would be reasonably likely to result in a Parent Material Adverse Effect has occurred.

                  Section 5.9 Parent Material Contracts. To Parent's knowledge, Parent has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment required to be filed as an exhibit to the Parent SEC Reports (including any agreements, contracts or commitments entered into since September 30, 2002 that are required to be filed by Parent with the SEC in any report in the future), or (ii) any agreement with any of the parties listed on Section 5.9 of the Parent Disclosure Schedule (the "Parent Material Contracts"). Each Parent Material Contract that has not expired by its terms is in full force and effect and is the legal, valid and binding obligation of Parent, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Parent Material Contract to be in full force and effect or to be legal, valid, binding or enforceable against Parent has not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                  Section 5.10 Availability of Funds. Parent currently has access to sufficient immediately available funds in cash or cash equivalents, and shall at the Closing have sufficient immediately available funds, in cash, to pay all amounts payable pursuant to this Agreement and to consummate the Transactions including, but not limited to, the Cash Consideration.

                  Section 5.11 Litigation. As of the date of this Agreement, there is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Entity pending or, to the knowledge of Parent, overtly threatened against or involving Parent or any of its Subsidiaries that is expected to have a Parent Material Adverse Effect or that questions or challenges the validity of this Agreement or any action taken or to be taken by Parent or any of its Subsidiaries pursuant to this Agreement or in connection with the Transactions.

                  Section 5.12 Investigation by Parent. Parent has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company and the Company Subsidiaries, which investigation, review and analysis was done by Parent and, to the extent Parent deemed appropriate, by Parent's representatives. Parent acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose. In entering into this Agreement, Parent acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and, except and only to the extent expressly set forth in Articles III and IV, not on any factual representations or opinions of the Company or the Company's representatives, and, in each case, Parent:

                           (a) acknowledges that, except and only to the extent
expressly set forth in Articles III and IV, none of the Company, the Company Subsidiaries, Principal Stockholder or any of their respective directors, officers, stockholders, employees, Affiliates, controlling persons, agents, advisors or representatives makes or has made any oral or written representation or warranty, either express or implied, as to the accuracy or completeness of any of the information (including in materials furnished in the Company's data room, in presentations by the Company's management or otherwise) provided or made available to the Parent or its directors, officers, employees, Affiliates, controlling persons, agents or representatives;

                           (b) agrees, to the fullest extent permitted by Law,
that none of the Company, the Company Subsidiaries, Principal Stockholder or any of their respective directors, officers, employees, shareholders, Affiliates, controlling persons, agents, advisors or representatives shall have any liability or responsibility whatsoever to Parent or its directors, officers, employees, Affiliates, controlling persons, agents or representatives on any basis (including in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made (including in materials furnished in the Company's data room, in presentations by the Company's management or otherwise), to Parent or its directors, officers, employees, Affiliates, controlling persons, advisors, agents or representatives (or any omissions therefrom); and

                           (c) Parent hereby acknowledges that, except to the
extent specifically set forth in this Article V, Parent is purchasing the Acquired Assets on an "as-is, where-is" basis.

                  Section 5.13 Brokers or Finders. Neither Parent, nor any of its Subsidiaries or its Affiliates has entered into any Contract entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions.

                  Section 5.14 Form S-3 Eligibility. Parent meets the eligibility requirements for use of Form S-3 to provide for the registration and continuous resale of the Parent Common Stock issued to the Company under this Agreement pursuant to Rule 415 under the Securities Act.

                                   ARTICLE VI

                                   COVENANTS

                  Section 6.1  Interim Operations. Except as set forth in
Schedule 6.1, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to Article IX or the Closing, except as expressly provided in this Agreement or as may be consented to in writing by Parent (such consent not to be unreasonably withheld or delayed):

                           (a) the Company and each of the Company Subsidiaries
shall: (i) conduct its business in the same manner as heretofore conducted, only in the ordinary course and in material compliance with all applicable Laws; (ii) pay its debts, taxes and other liabilities when due and perform other material obligations when due; and (iii) use commercially reasonable efforts to (A) preserve intact its present business organization, (B) except as provided in (f) below keep available the services of its present officers and employees and (C) preserve its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings;

                           (b) no Company Subsidiary shall:

                                    (i) amend its Certificate of Incorporation
         or Bylaws or similar organizational documents;

                                    (ii) issue, sell, transfer, pledge, dispose
         of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock (except for the issuance of capital stock issuable upon the exercise of options outstanding as of the date hereof);

                                    (iii) set aside or pay any dividend or other
         distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock;

                                    (iv) split, combine or reclassify any shares
         of any class or series of its stock; or

                                    (v) redeem, purchase or otherwise acquire
         directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                           (c) neither the Company nor any Company Subsidiary
shall: (i) incur or assume any Indebtedness, modify the terms of any Indebtedness or other liability; (ii) assume or guarantee the obligations of any other Person; (iii) enter into any "keep well" or other agreement to maintain any financial statement condition of any other Person (other than any Company Subsidiary); or (iv) enter into any arrangement having the economic effect of any of the foregoing; provided, however, notwithstanding the foregoing, the Company shall not be restricted from incurring additional Indebtedness pursuant to the terms of the Convertible Notes;

                           (d) neither the Company nor any Company Subsidiary
shall make changes in the compensation (including equity compensation, whether payable in cash or otherwise) or benefits payable or to become payable to any of their employees, except in the ordinary course of business consistent with past practice, but in no event which shall in the aggregate exceed $250,000;

                           (e) neither the Company nor any Company Subsidiary
shall hire any employees other than in the ordinary course of business consistent with past practice; provided, however, that no Company or Company Subsidiary shall hire any employee whose annual compensation would exceed $100,000 without the prior approval of Parent, which such approval shall not be unreasonably withheld or delayed;

                           (f) neither the Company nor any Company Subsidiary
shall terminate any of their employees other than in the ordinary course of business consistent with past practice without the prior approval of Parent, which such approval shall not be unreasonably withheld; provided, however, that if the Company or any Company Subsidiary shall terminate any of their employees prior to the Closing other than as directed by Parent, the Company shall pay all severance and other costs resulting from or arising out of such termination;

                           (g) neither the Company nor any Company Subsidiary
shall voluntarily permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated;

                           (h) neither the Company nor any Company Subsidiary
shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, or otherwise acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

                           (i) neither the Company nor any Company Subsidiary
shall change in any material respect any of the accounting methods used by it unless required or permitted by GAAP;

                           (j) no Company Subsidiary shall make or change any
Tax election, change an annual accounting period, adopt or change any material Tax accounting method, file any amended Tax Return, enter into any closing agreement, settle or consent to any Tax claim, surrender any right to claim a refund of Taxes, or consent to the extension or waiver of the statutory period of limitations applicable to any material Tax claim;

                           (k) neither the Company nor any Company Subsidiary
shall voluntarily take, or agree to or commit to take, any action that would result in any of the conditions to the Closing set forth in Article VIII not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the parties hereto to consummate the Transactions in accordance with the terms hereof or materially delay such consummation;

                           (l) neither the Company nor any Company Subsidiary
shall enter into any material partnership arrangements, material joint software development agreements, material joint ventures or other material strategic alliances or material strategic collaborations, except, in any case, as such are terminable upon not more than thirty (30) days notice without material payment or penalty of any kind;

                           (m) neither the Company nor any Company Subsidiary
shall sell, lease, license, mortgage or otherwise encumber or dispose of any properties or assets which are material, individually or in the aggregate, to its business, except sales, licenses or other dispositions in the ordinary course of business consistent with past practice;

                           (n) neither the Company nor any Company Subsidiary
shall make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by the Company, or any Company Subsidiary, to or in the Company or any Company Subsidiary;

                           (o) neither the Company nor any Company Subsidiary
shall settle any claim, action or proceeding involving money damages, except to the extent subject to reserves reflected in the Financial Statements;

                           (p) neither the Company nor any Company Subsidiary
shall subject itself, or the Parent, to any non-compete on any of their respective businesses;

                           (q) neither the Company nor any Company Subsidiary
shall enter into any Contract the effect of which would be to grant to a third party following the Closing Date any actual or potential right of license to any of its Intellectual Property, except for non-exclusive licenses of Trademarks or Copyrights in the ordinary course of business consistent with past practice granted in connection with, or incidental to, the provision of services in the ordinary course of business consistent with past practice;

                           (r) neither the Company nor any Company Subsidiary
shall grant any exclusive rights with respect to any of its Intellectual
Property;

                           (s) neither the Company nor any Company Subsidiary
shall enter into, modify or amend in a manner adverse in any material respect to such party any material Contract, terminate any material Contract, or waive, release or assign any material rights or claims under any material Contract; provided, however, that neither this covenant nor any other provision in this Agreement shall restrict the ability of the Company or any Company Subsidiary from entering into advertising or paid inclusion agreements, Internet search services agreements or agreements involving payments by the Company of less than $75,000, in each such case, which are entered into in the ordinary course of business and consistent with past practice; and

                           (t) neither the Company nor any Company Subsidiary
shall enter into any Contract to do any of the foregoing.

                  Section 6.2  Access to Information; Confidentiality.

                           (a) Access to Information. Prior to the Closing, the
Company and each Company Subsidiary shall: (i) give Parent and its authorized representatives reasonable access to all of its books, records, senior personnel, offices and other facilities and properties; (ii) permit Parent to make such copies and inspections thereof as Parent may reasonably request; and
(iii) cause its officers and other employees to furnish Parent with such financial and operating data and other information with respect to its business and properties, as from time to time Parent may reasonably request; provided, however, that any such access shall be conducted at Parent's expense, at a reasonable time, under the supervision of personnel of the Company or such Company Subsidiary, as the case may be, and in such a manner as to maintain the confidentiality of this Agreement and the Transactions in accordance with the terms hereof and not to interfere with the normal operation of the business of the Company or such Company Subsidiary, as the case may be. If and to the extent that Principal Stockholder shall be in possession or control, at any time prior to the Closing, of any of the books, records, financial and operating data or other information of or relating to the business and properties of the Company or any Company Subsidiary, Principal Stockholder shall give Parent and its authorized representatives reasonable access to such books, records, financial and operating data and other information to the same extent as provided above. Notwithstanding the foregoing, no information or knowledge obtained by Parent during the course of any investigation conducted by Parent pursuant to this
Section 6.2(a) shall: (a) affect or be deemed to modify in any respect any of the representations or warranties of the Company or Principal Stockholder set forth in this Agreement (or in any certificate, instrument or other document delivered by the Company or Principal Stockholder to Parent in connection with the Transactions), or the conditions to the obligations of the parties to consummate the Transactions in accordance with the terms and conditions hereof;
(b) be deemed to amend or supplement the Company Disclosure Schedule, prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Company or Principal Stockholder; or (c) otherwise limit or affect any remedies available to Parent as a result of or arising out of such disclosure. Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in its sole and absolute discretion (A) jeopardize any attorney-client or other legal privilege or (B) contravene any applicable Law, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which it or its Affiliates is a party).

                           (b) Confidentiality. Parent, Principal Stockholder
and the Company acknowledge that they have previously executed a confidentiality agreement, dated April 16, 2001, as amended (the "Confidentiality Agreement"), which shall remain in full force and effect in accordance with its terms. All information contained (i) herein, (ii) in the Company Disclosure Schedule, or
(iii) delivered to Parent, Principal Stockholder, the Company, or any of their authorized representatives pursuant hereto shall be deemed to be "Proprietary Information" (as defined and subject to the exceptions contained in the Confidentiality Agreement) until the Closing Date.

                  Section 6.3  Regulatory Filings; Commercially Reasonable
Efforts.

                           (a) Regulatory Filings. Subject to the terms and
conditions herein, the Company, Principal Stockholder and Parent shall coordinate and cooperate with one another and shall use their respective commercially reasonable efforts to comply with, and shall refrain from taking any action that would impede compliance with, all Laws, and as promptly as practicable after the date hereof, shall make all filings, notices, petitions, statements, registrations, submissions for information, application or submission of other documents required by any Governmental Entity in connection with the Transactions, including, without limitation: (i) Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice as required by the HSR Act; (ii) filings under applicable foreign antitrust Laws; and (iii) any filings required under the Securities Act, the Exchange Act and any applicable state securities Laws or any other Laws relating to the Transactions. The Company, Principal Stockholder and Parent each shall cause all documents that it is responsible for filing with any Governmental Entity under this Section 6.3(a) to comply in all material respects with all applicable Laws.

                           (b) Exchange of Information. The Company, Principal
Stockholder and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filing or application pursuant to Section 6.3(a). Except where prohibited by applicable Laws, and subject to the Confidentiality Agreement, each of the parties shall consult with the other prior to taking a position with respect to any such filing, shall permit the other to review and discuss in advance, and consider in good faith the views of the other party in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party in connection with any investigations or proceedings in connection with this Agreement or the Transactions (including under any antitrust, competition or fair trade Laws), coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the Transactions; provided, that with respect to any such filing, presentation or submission, each of the parties need not supply the other party (or its counsel) with copies (or, in the case of oral presentations, a summary) to the extent that any Law applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.

                           (c) Notification. The Company, Principal Stockholder
and Parent each shall notify the other promptly upon its receipt of: (i) any comments from any officials of any

Governmental Entity in connection with any filings made pursuant to this Agreement; and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Laws. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.3(a), each of the parties, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

                           (d) Efforts and Actions to Cause Closing to Occur.
Upon the terms and subject to the conditions set forth in this Agreement, the Company, Principal Stockholder and Parent each shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditions manner practicable, the Transactions, including using its commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in
Article VIII to be satisfied; (ii) the obtaining of all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the obtaining of all Necessary Consents; (iv) the resolution of such objections, if any, as may be asserted with respect to the Transactions under the HSR Act, applicable foreign antitrust Laws or any other antitrust, competition or fair trade Laws; (v) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; (vi) the execution or delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; and (vii) obtain releases of all Encumbrances reflected in the Company Disclosure Schedule; provided, however, that notwithstanding the foregoing or anything to the contrary set forth in this Agreement or in any agreement, certificate, instrument or other document delivered in connection with the Transactions, nothing in this Agreement or in any agreement, certificate, instrument or other document delivered in connection with the Transactions shall be deemed to require Parent, the Company or Principal Stockholder, or any Subsidiary or Affiliate thereof, to agree to any divestiture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                  Section 6.4 State Takeover Laws. If any state takeover law becomes or is deemed applicable to this Agreement or the Transactions, then the Company, Principal Stockholder and Parent each shall use its commercially reasonable efforts to assist in any effort by the other party to render such statute inapplicable to the Transactions.

                  Section 6.5 Third-Party Consents. As soon as practicable following the date hereof, the Company shall use commercially reasonable efforts to obtain the consents, waivers and approvals, and to provide the notices, required under Section 3.4 and Section 3.12(b)

(collectively, the "Consents"); provided, however, that the Company shall not be required to pay any money, incur any liability or modify any Contract in any manner whatsoever materially adverse to the Company in connection with obtaining any Consents. The Company shall keep Parent reasonably informed of its efforts to obtain such consents, waivers and approvals (including reactions and responses of third parties thereto).

                  Section 6.6 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent, Principal Stockholder and the Company. Thereafter, until the Closing, or the date the Transactions are terminated or abandoned pursuant to Article IX, neither the Company, Principal Stockholder nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other external public announcement with respect to this Agreement or the Transactions without prior consultation with the other parties hereto, except as may be required by Law or by any listing agreement with a national securities exchange or trading market; provided, however, that in the event that Parent, Principal Stockholder and the Company are required by Law or by any listing agreement with a national securities exchange or trading market to issue any press release or make any public announcement with respect to this Agreement or the Transactions, the party required to issue such press release or make such public announcement shall consult in good faith with the other parties hereto regarding the terms of such press release or the substance of any such public announcement.

                  Section 6.7 Ancillary Agreements. Each of Parent, Principal Stockholder and the Company shall cause each of the Ancillary Agreements to which it is intended to be a party to be executed and delivered to the other party at the Closing in accordance with the terms and subject to the conditions set forth herein.

                  Section 6.8  Subsequent Actions.

                           (a) After the Closing, if Parent shall consider or be
advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm ownership (of record or otherwise) in Parent, its right, title or interest in, to or under any or all of the Acquired Assets or otherwise to carry out this Agreement, then the Company shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by Parent in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Parent or otherwise to carry out this Agreement.

                           (b) After Closing, if the Company shall consider or
be advised that any instruments of assumption or any other actions or things are necessary or desirable for the company to assign to Parent, and for Parent to assume from the Company, any or all of the Assumed Liabilities or to otherwise carry out this Agreement, then Parent shall execute all documents and take and do all actions and things as may be requested by the Company in order for the Company to assign to Parent, and for Parent to assume from the Company, all Assumed Liabilities or otherwise carry out this Agreement.

                  Section 6.9 Waiver of Bulk Sales Requirement. Each of the parties waives compliance with any applicable bulk sales laws, including, without limitation, the Uniform Commercial Code Bulk Transfer provisions.

                  Section 6.10 Audited Financial Statements. As soon as practicable after the date of this Agreement, but no later than fourteen (14) calendar days prior to the Closing Date, the Company shall deliver to Parent the Audited Financial Statements.

                  Section 6.11 Notice of Certain Matters. The Company and Principal Stockholder shall give prompt notice to Parent of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which could reasonably be expected to cause any representation or warranty of the Company or Principal Stockholder set forth in this Agreement to be untrue or inaccurate at the Closing or any time prior to the Closing such that any closing condition set forth in Section 8.2(a) would not be satisfied; and (b) any failure of the Company or Principal Stockholder to comply with or satisfy any covenant or agreement to be complied with by the Company or Principal Stockholder under this Agreement at the Closing or at any time prior to the Closing such that any closing condition set forth in Section 8.2(b) would not be satisfied; provided, however, that any disclosure by the Company or Principal Stockholder pursuant to this Section 6.11 shall not: (x) affect or be deemed to modify in any respect any of the representations or warranties of the Company or Principal Stockholder set forth in this Agreement (or in any certificate, instrument or other document delivered by the Company or Principal Stockholder (or any officer thereof) to Parent in connection with the Transactions), or the conditions to the obligations of the parties to consummate the Transactions in accordance with the terms and conditions hereof; (y) be deemed to amend or supplement the Company Disclosure Schedule, or prevent or cure any misrepresentations, breach of warranty or breach of covenant by the Company or Principal Stockholder; or (z) otherwise limit or affect any remedies available to Parent as a result of or arising out of such disclosure, including, without limitation, Parent's right to indemnification under this Agreement.

                  Section 6.12  Non-Transferable Assets.

                  (a) Notwithstanding anything to the contrary set forth in this Agreement or in any of the Ancillary Agreements, nothing contained in this Agreement or in any of the Ancillary Agreements shall be construed as, or constitute, an attempt, agreement or other undertaking to transfer or assign to Parent any asset, property or right that would otherwise constitute an Acquired Asset, but that by its terms is not transferable or assignable to Parent pursuant to this Agreement without the consent, waiver, approval, authorization, qualification or other order or one or more Governmental Authorities or other Persons and if such consent, waiver, approval, authorization, qualification or other order is not obtained prior to the Closing (each, a "Non-Transferable Asset").

                  (b) From and after the Closing and, with respect to each such Non-Transferable Asset, until the earlier to occur of (i) such time as such Non-Transferable Asset shall be properly and lawfully transferred or assigned to Parent and (ii) such time as the material benefits intended to be transferred or assigned to Parent have been procured by alternative means pursuant to Section 6.12(c) hereof, (A) the Non-Transferable Assets shall be held by the Company in trust exclusively for the benefit of Parent, and (ii) each of the Company, Principal

Stockholder and Parent shall cooperate in any good faith, reasonable arrangement designed to provide or cause to be provided for Parent the material benefits intended to be transferred or assigned to Parent under each of the Non-Transferable Assets and, in furtherance thereof, to the extent permitted under the terms of each such Non-Transferable Asset and under applicable Law (A) Parent shall use commercially reasonable efforts to perform and discharge all of the liabilities and other obligations of the Company under the terms of all such Non-Transferable Assets in effect as of the Closing at Parent's expense and (B) the Company and Principal Stockholder shall use commercially reasonable efforts to provide or cause to be provided to Parent all of the benefits of the Company under the terms of such Non-Transferable Assets in effect as of the Closing, including by promptly paying to Parent any monies received by the Company or Principal Stockholder from and after the Closing under such Non-Transferable Assets attributable to the performance of Parent thereunder.

                  (c) In the event that the Company or Principal Stockholder is unable to obtain any consent from any Person under any Non-Transferable Asset after the Closing Date through the use of commercially reasonable efforts, Parent shall be entitled to procure the material rights and benefits of the Company under the terms of such Non-Transferable Asset in effect as of the Closing by alternative means, including, without limitation, by entering into new Contracts with third Persons or otherwise; provided, however, that in the event that the Company or Principal Stockholder shall exercise its rights under this Section 6.12(c) in respect of any Non-Transferable Asset, the obligations of the Company, Principal Stockholder and Parent under Section 6.12(b) in respect of such Non-Transferable Asset shall thereupon cease and expire.

                  Section 6.13 Rule 145. The Company further covenants, for purposes of and within the meaning of Rule 145 under the Securities Act, that for one (1) year after the date hereof, the Company's Board of Directors will not: (a) adopt a plan or agreement that provides for dissolution of the Company; or (b) adopt a plan or agreement that provides for a pro rata or similar distribution of the shares of Parent Common Stock to be delivered pursuant to the Transactions to the security holders of the Company.

                  Section 6.14 Company Disclosure Schedule Supplement. The Company shall use commercially reasonable efforts to supplement Section 3.18(a) of the Company Disclosure Schedule, within 30 days hereof, by adding information identifying: (a) pending U.S. and foreign patent applications; (b) U.S. copyright registrations; and (c) additional U.S. and foreign domain name registrations.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1  No Solicitation.

                           (a) The Company and Principal Stockholder shall
immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

                           (b) During the period from the date hereof and
continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX or the Closing, each of the Company and Principal Stockholder shall not and shall use its commercially reasonable efforts to cause each of its current directors, current executive officers and other employees, affiliates, representatives and other agents (including its financial, legal and accounting advisors) not to, directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal; (ii) furnish to any Person any nonpublic information or take any other action to facilitate any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to, any Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, or the making of any proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal; (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any Contract relating to any Acquisition Proposal.

                           (c) As promptly as practicable after receipt of any
Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, the Company or Principal Stockholder, as the case may be, shall provide Parent with oral and written notice of the terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The Company or Principal Stockholder, as the case may be, shall provide Parent as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed of the status and details (including amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Parent a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

                           (d) Without limiting the foregoing, it is understood
that any violation of the restrictions set forth in this Section 7.1 by any current executive officer or current director of the Company or Principal Stockholder or any investment banker, attorney or representative of the Company or Principal Stockholder shall be deemed to be a breach of this Section 7.1 by the Company.

                  Section 7.2 Listing of Additional Shares. Prior to the Closing Date, Parent shall use all commercially reasonable efforts to cause the shares of Parent Common Stock issued to the Company pursuant to this Agreement to be authorized for listing on the Nasdaq National Market (or such other stock exchange or trading system on which the shares are then primarily trading), subject to notice of issuance.

                  Section 7.3 Blue Sky Laws. Parent shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock in connection with the Transactions. The Company shall use commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock in connection with the Transaction.

                  Section 7.4  Employee Matters.

                           (a) Offers of Employment. Parent may offer employment
effective as of the Closing Date to any of the employees of the Company or any Company Subsidiary on terms and conditions, including provision of salary and benefits, which are comparable to, in the aggregate, similarly situated employees of Parent. Notwithstanding the forgoing, Parent may continue one or more of the Benefit Plans set forth on Schedule 7.4(b) if permissible by the terms of such Benefit Plans, without the requirement of any payment by Company or Principal Stockholder, in which case Parent shall have satisfied its obligations hereunder with respect to the benefits so provided. Parent shall make its employment offers at least ten (10) Business Days prior to the Closing Date and shall inform the Company of the employees who accept such offer of employment (the "Retained Employees"). The Company shall cooperate with Parent's reasonable requests for access to the employees of the Company and each Company Subsidiary for purposes of making any employment offers and shall cease to employ any Retained Employee as of the Closing Date. In this regard, the Company agrees to provide Parent, as soon as practical after the date hereof, a true and complete list of all employees of the Company and any Company Subsidiary together with their names, positions, dates of hire and current salary.

                           (b) Compensation and Benefits. Effective as of the
Closing Date, the Company shall assign and Parent shall assume sponsorship of all Benefit Plans set forth on Schedule 7.4(b) hereto and the parties shall cooperate in obtaining such consent, as may be necessary, to effect such transfer of sponsorship. With respect to such Benefit Plans and all other employee benefits provided to the Retained Employees by Parent (i) service accrued by each Retained Employee during employment with the Company or any Company Subsidiary prior to the Closing Date shall be recognized for all purposes of eligibility, vesting and entitlement to benefits (except with respect to the provision of options or other equity compensation awards or to the extent necessary to prevent duplication of benefits) and (ii) all pre-existing condition limitations shall be waived to the same extent waived under the Benefit Plans or, if more favorable to such Retained Employee, the applicable plan of Parent. If reasonably requested by Parent, the Company agrees to provide Parent with sufficient information and otherwise cooperate with Parent so that it may satisfy its obligations under this Section 7.4(b).

                           (c) Severance and WARN Obligations. At the Closing,
Parent shall pay to the Company or on the Company's behalf (upon receipt of a release, except where payment is required under the WARN Act) severance pay and related benefits to employees of the Company or any Company Subsidiary who are not offered employment with Parent and who do not become Retained Employees (the "Non-Retained Employees"), in accordance with (i) applicable law, (ii) any agreements giving rise to severance payments, and (iii) the Company's severance policy set forth on Schedule 7.4(b). Parent shall reimburse the Company for all costs, including wages and benefits, associated with employing the Non-Retained Employees for the required period after the issuance of notices specified under the WARN Act or any similar state, local or foreign statute, regulation or, with respect to foreign employees, common-law requirement, or providing pay in lieu of any such notice; provided, however, that the Company and any Company Subsidiaries shall issue all such required notices no later than the Closing.

                           (d) Non-Solicitation of Employees. At all times
during the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date,

Principal Stockholder shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing of encouraging, any Retained Employee to terminate his or her employment therewith.

                  Section 7.5 Form 10-K. Parent shall include in its Annual Report on Form 10-K for the year 2002, the information required to be disclosed pursuant to Part III thereof without incorporating such information by reference from the corresponding Proxy Statement pursuant to Section 14(a) of the Exchange Act or such information shall be included in the registration statement contemplated by the Registration Rights Agreement attached hereto as Exhibit F or in a Form 8-K filed prior to the initial filing of the registration statement.

                                  ARTICLE VIII

                                   CONDITIONS

                  Section 8.1 Conditions to Each Party's Obligation to Effect the Closing. The respective obligation of each of Parent, Principal Stockholder and the Company to effect the Closing shall be subject to the satisfaction or waiver by Parent, Principal Stockholder and the Company at or prior to the Closing Date of each of the following conditions:

                           (a) Statutes; Court Orders. (i) No statute, rule or
regulation shall have been enacted or promulgated by any Governmental Entity which has the effect of making the Transactions illegal; (ii) there shall be no order or injunction of a court of competent jurisdiction in effect precluding the consummation of the Transactions; and (iii) there shall not be pending any suit, action or proceeding by any Governmental Entity seeking to restrain or prohibit the consummation of the Transactions.

                           (b) HSR and Foreign Antitrust Approvals. The
applicable waiting periods under the HSR Act and all applicable material foreign antitrust approvals, as reasonably agreed upon by the parties hereto, shall have expired, been terminated or obtained, as applicable.

                           (c) Securities Law; Compliance. The issuance of
shares of Parent Common Stock in connection with the Transactions shall be exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) or Regulation D thereof.

                  Section 8.2 Conditions to Obligations of Parent to Effect the Closing. The obligations of Parent to consummate the Closing shall be subject to the satisfaction or waiver by Parent on or prior to the Closing Date of each of the following conditions:

                           (a) Representations and Warranties. The
representations and warranties of the Company and Principal Stockholder contained in this Agreement shall have been true and correct on the date hereof and shall be true and correct as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except in each case, or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect; provided, however, that for purposes of determining whether such representations and warranties were true and correct as of the date hereof, or are true and correct as of the Closing Date, all "materiality" and other similar qualifications, all "knowledge" and other similar qualifications, and all qualifications based on the phrase "Company Material Adverse Effect" contained therein shall be disregarded and given no effect.

                           (b) Agreements and Covenants. The Company and
Principal Stockholder shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                           (c) Stockholder Approval. Any and all consents or
approvals of the stockholders of the Company required under the applicable provisions of the DGCL, and under applicable terms of the Company's Certificate of Incorporation and Bylaws, in each case to authorize this Agreement and the consummation of the Transactions shall have been obtained, and shall not have been rescinded, revoked or otherwise withdrawn in any respect.

                           (d) Necessary Consents. The Company and Parent shall
have received the consents set forth on Schedule 8.2(d), and any and all consents of third parties required in connection with the Transactions that were either (i) entered into after the date hereof, or (ii) not disclosed to Parent in the Company Disclosure Schedule, in each case to the extent that the failure to obtain such consents would reasonably be expected to have a Company Material Adverse Effect (the "Necessary Consents"), and none of such Necessary Consents shall have been withdrawn or rescinded.

                           (e) Audited Financial Statements. Parent shall have
received the Audited Financial Statements.

                           (f) Company Material Adverse Effect. No Company
Material Adverse Effect shall have occurred since the date hereof and be continuing.

                           (g) Company Officer's Certificate. The Company shall
have delivered to Parent a certificate of its President or any Vice President dated as of the Closing Date to the effect that each of the conditions specified in Sections 8.2(a), (b), and (f), with respect to the Company, are satisfied in all respects (the "Company Officer's Certificate").

                           (h) Company Secretary's Certificate. The Company
shall have delivered to Parent a certificate of its Assistant Secretary dated as of the Closing Date (the "Company Secretary's Certificate"), including: (i) an incumbency certificate for the officers of the Company executing this Agreement and other documents to be delivered to Parent pursuant to the terms hereof; (ii) the Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware and by the Assistant Secretary of the Company as being true and complete as of the Closing Date; (iii) the Company's Bylaws certified by the Secretary of the Company as being true and complete as of the Closing Date; and (iv) a copy of the resolutions of the Company's Board of Directors certified by the Assistant Secretary of the Company as of the Closing Date authorizing the execution, delivery and performance of this Agreement and the consummation the Transactions.

                           (i) Principal Stockholder Officer's Certificate.
Principal Stockholder shall have delivered to Parent a certificate of its President or any Vice President dated as of the Closing Date to the effect that each of the conditions specified in Sections 8.2(a), (b), and (f), with respect to Principal Stockholder, are satisfied in all respects (the "Principal Stockholder Officer's Certificate").

                           (j) Principal Stockholder Assistant Secretary's
Certificate. Principal Stockholder shall have delivered to Parent a certificate of its Assistant Secretary dated as of the Closing Date (the "Principal Stockholder Assistant Secretary's Certificate"), including: (i) an incumbency certificate for the officers of Principal Stockholder executing this Agreement and other documents to be delivered to Parent pursuant to the terms hereof; (ii) the Certificate of Incorporation of Principal Stockholder, as certified by the Secretary of State of the State of Delaware and by the Assistant Secretary of Principal Stockholder as being true and complete as of the Closing Date; (iii) Principal Stockholder's Bylaws certified by the Assistant Secretary of Principal Stockholder as being true and complete as of the Closing Date; and (iv) a copy of the resolutions of the Principal Stockholder's Board of Directors certified by the Assistant Secretary of Principal Stockholder as of the Closing Date authorizing the execution, delivery and performance of this Agreement and the consummation the Transactions.

                           (k) Ancillary Agreements. The Company and Principal
Stockholder shall have executed, or caused to be executed, and delivered to Parent each of the Ancillary Agreements required of it to be executed and delivered in accordance with the terms hereof.

                  Section 8.3 Conditions to Obligation of the Company and Principal Stockholder to Effect the Closing. The obligation of the Company and Principal Stockholder to consummate the Closing shall be subject to the satisfaction or waiver by the Company and Principal Stockholder on or prior to the Closing Date of each of the following conditions:

                           (a) Representations and Warranties. The
representations and warranties of Parent contained in this Agreement shall have been true and correct on the date hereof and shall be as of the Closing Date with the same force and effect as if made on the Closing Date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only on such date), except, in each case, or in the aggregate, as has not had and would not reasonably be expected to have a Parent Material Adverse Effect; provided, however, that for purposes of determining whether such representations and warranties were true and correct as of the date hereof, or are true and correct as of the Closing Date, all "materiality" and other similar qualifications, all "knowledge" and other similar qualifications, and all qualifications based on the phrase "Parent Material Adverse Effect" contained therein shall be disregarded and given no effect.

                           (b) Agreements and Covenants. Parent shall have
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

                           (c) Parent Material Adverse Effect. No Parent
Material Adverse Effect shall have occurred since the date hereof and be continuing.

                           (d) Parent Officer's Certificate. Parent shall have
delivered to the Company a certificate of its President or any Vice President dated as of the Closing Date to the effect that each of the conditions specified in Sections 8.3(a), (b) and (c), with respect to Parent, are satisfied in all respects (the "Parent Officer's Certificate").

                           (e) Parent Secretary's Certificate. Parent shall have
delivered to the Company a certificate of its Secretary dated as of the Closing Date (the "Parent Secretary's Certificate") including: (i) an incumbency certificate for Parent's officers executing this Agreement and other documents to be delivered to the Company pursuant to the terms hereof; (ii) Parent's Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware and by Parent's Secretary as being true and complete as of the Closing Date; (iii) Parent's Bylaws certified by Parent's Secretary as being true and complete as of the Closing Date; and (iv) a copy of the resolutions of Parent's Board of Directors certified by Parent's Secretary as of the Closing Date authorizing the execution, delivery and performance of this Agreement and the consummation the Transactions.

                           (f) Ancillary Agreements. Parent shall have executed,
or caused to be executed, and delivered to the Company and Principal Stockholder each of the Ancillary Agreements required of it to be executed and delivered in accordance with the terms hereof.

                           (g) Nasdaq Listing. The Parent Common Stock to be
issued to the Company pursuant to this Agreement at Closing shall have been listed on the Nasdaq National Market.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.1 Termination. This Agreement may be terminated or the Transactions may be abandoned at any time prior to the Closing Date:

                           (a) by the mutual written consent of Parent,
Principal Stockholder and the Company; or

                           (b) if any Governmental Entity shall have issued an
order, decree or ruling or taken any other action which permanently restrains, enjoins or otherwise prohibits the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; or

                           (c) if the Transactions shall not have been
consummated by May 1, 2003 (the "End Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement; or

                           (d) by Parent, upon a breach of any representation,
warranty, covenant or agreement on the part of the Company or Principal Stockholder set forth in this Agreement or if any representation or warranty of the Company or Principal Stockholder shall have become untrue, in either case, such that the conditions set forth in
Section 8.2(a) or Section 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in the representations and warranties of the Company or Principal Stockholder or breach by the Company or Principal Stockholder is curable by the Company or Principal Stockholder prior to the End Date through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 9.1(d) prior to forty-five
(45) days following receipt of written notice by the Company and Principal Stockholder from Parent of such breach, so long as the Company and Principal Stockholder continue to exercise their commercially reasonable efforts to cure such breach through such forty-five (45) day period (it being understood that Parent may not terminate this Agreement pursuant to this Section 9.1(d) if it shall have materially breached this Agreement or if such breach by the Company or Principal Stockholder is cured within such forty-five (45) day period); or

                           (e) by the Company or Principal Stockholder, upon a
breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of its commercially reasonable efforts, then neither the Company nor Principal Stockholder may terminate this Agreement under this
Section 9.1(e) prior to forty-five (45) days following Parent's receipt of written notice from the Company or Principal Stockholder of such breach, so long as Parent continues to exercise its commercially reasonable efforts to cure such breach through such forty-five (45) day period (it being understood that neither the Company nor Principal Stockholder may terminate this Agreement pursuant to this Section 9.1(e) if it shall have materially breached this Agreement or if such breach by Parent is cured within such forty-five (45) day period); or

                           (f) by Parent, if a Company Material Adverse Effect
shall have occurred and be continuing as of the End Date; or

                           (g) by the Company, if a Parent Material Adverse
Effect shall have occurred and be continuing as of the End Date; or

                           (h) by Parent, if the Company shall have materially
and intentionally breached the terms of Section 7.1;

provided, however, notwithstanding anything to the contrary set forth herein, in the event that the subsequent delivery of the Audited Financial Statements results in or implies a breach of the representations or warranties set forth in
Section 3.6 such that the condition set forth in Section 8.2(a) would not be satisfied, Parent's sole remedy shall be to either (i) terminate this Agreement pursuant to Section 9.1(d) above or (ii) irrevocably waive the breach relating to, and any claim resulting from, a breach of Section 3.6 that Parent may have for damages, indemnity or otherwise pursuant to Article XI or otherwise under this Agreement.

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
                  Section 9.2 Effect of Termination. In the event of the termination of this Agreement or abandonment of the Transactions by either the Company, Principal Stockholder or Parent pursuant to the terms of this Agreement, written notice thereof shall forthwith be given to the non-terminating party or parties specifying the provision hereof pursuant to which such termination of this Agreement or abandonment of the Transactions is made, and there shall be no liability or obligation thereafter on the part of any party hereto except for fraud or for willful breach of this Agreement prior to such termination of this Agreement or abandonment of the Transactions. Prior to the Closing Date, termination shall be Parent's sole remedy for breach of any provision of this Agreement by the Company or the Principal Stockholder, other than for willful and intentional breaches of this Agreement or breaches arising out of fraud.

                                    ARTICLE X

                                   TAX MATTERS

                  Section 10.1  Liability for Taxes.

                           (a) The Company and Principal Stockholder shall be
responsible for, pay or cause to be paid, and shall indemnify Parent and each of its Affiliates (including the Company Subsidiaries after the Closing Date) (collectively, the "Parent Tax Indemnitees") and hold each Parent Tax Indemnitee harmless from and against any liability for (i) Taxes of the Company for any Taxable period other than Transfer Taxes for which Parent is responsible under
Section 10.5 of this Agreement, (ii) Taxes of each of the Company Subsidiaries for any taxable period (or portion thereof, as determined pursuant to Section 10.2(c)) that ends on or prior to the Closing Date (a "Pre-Closing Period") other than Transfer Taxes for which Parent is responsible under Section 10.5 of this Agreement and (iii) Taxes imposed on any consolidated, combined or unitary group of which the Company or any Company Subsidiary has been a member; provided, however, that the Company and Principal Stockholders shall not indemnify and hold harmless the Parent Tax Indemnitees from any liability for Taxes for any Pre-Closing Period to the extent of reserves for Taxes (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) if any, set forth on the Balance Sheet. Principal Stockholder shall be entitled to any Tax Refunds to the extent that such Tax Refunds relate to a Tax liability that is the responsibility of the Company or Principal Stockholder under this Section 10.1(a).

                           (b) Parent shall, except to the extent that such
Taxes are to be paid by the Company or Principal Stockholder under Section 10.1(a), be responsible for, pay or cause to be paid, and shall indemnify the Company, Principal Stockholder and each of their Affiliates (other than the Company Subsidiaries) (collectively, the "Company Tax Indemnitees") and hold each Company Tax Indemnitee harmless from and against all Taxes of, imposed upon or relating to the Company Subsidiaries. Parent and the Company Subsidiaries shall be entitled to any Tax Refunds of Taxes of the Company Subsidiaries except for Tax Refunds to which Principal Stockholder may be entitled under Section 10.1(a).

                           (c) The covenants set forth in this Section 10.1 are
intended to be for the benefit of, and shall be enforceable by, each of the Parent Tax Indemnitees and the Company Tax Indemnitees, as the case may be, and their respective heirs and successors.

                  Section 10.2 Filing Responsibility.

                           (a) Principal Stockholder shall prepare and file, or
cause to be prepared and filed, when due: (i) all Tax Returns for any Principal Stockholder Affiliated Group which includes the Company or any Company Subsidiary; and (ii) any Tax Return of any Company or any Company Subsidiary that includes a Pre-Closing Period and is due (giving effect to valid extensions thereto) on or prior to the Closing Date. Such Tax Returns shall be prepared in accordance with past practices, consistently applied. With respect to any such Tax Return, Parent shall pay Principal Stockholder any amount for which Parent is responsible under Section 10.2(c) no later than five (5) Business Days prior to the date such Tax Return is to be filed.

                           (b) Parent shall, except to the extent that filing
such Tax Returns are the responsibility of Principal Stockholder under Section 10.2(a), prepare and file, or cause to be prepared and filed, all Tax Returns with respect to each Company Subsidiary. With respect to any such Tax Return, Principal Stockholder shall pay Parent any amount for which Principal Stockholder is responsible under Section 10.2(c) no later than five (5) Business Days prior to the date such Tax Return is to be filed.

                           (c) Any Taxes for a taxable period beginning before
and ending after the Closing Date and the portion of any such Taxes allocable to the portion of such period ending on the Closing Date shall be deemed to equal
(i) in the case of Taxes that (x) are based upon or related to income or receipts or (y) imposed in connection with any sale or other transfer or assignment of property, the amount which would be payable if the taxable year ended with the Closing Date, and (ii) in the case of other Taxes imposed on a periodic basis (including property Taxes), the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the Closing Date and the denominator of which is the number of calendar days in the entire period. For purposes of the provisions of Section 10.1, each portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period).

                  Section 10.3 Cooperation and Exchange of Information.

                           (a) After the Closing, Principal Stockholder and
Parent shall, and shall cause their respective Affiliates to: (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with this Article X; (ii) cooperate fully in preparing for and participating in any Audits of any Tax Returns relating in whole or in part to any Pre-Closing Period; and (iii) make available to the other party as reasonably requested all information, records, documents, copies of appropriate notices, and forms or other communications received from or sent to any Tax Authority which relate to the Taxes of the Company or any Company Subsidiary for any Pre-Closing Period; provided, however, that Principal Stockholder shall have the sole authority to make all determinations with respect to any Tax Returns relating to the Principal Stockholder Affiliated Group, and with respect to other Tax Returns to the extent that determinations with respect to such other Tax Returns may affect the amount of Taxes for which the Company or Principal Stockholder is liable, or Tax Refunds to which Principal Stockholder is entitled, under Section 10.1(a); provided, however, that with respect to such other Tax Returns, Principal Stockholder shall be required to obtain the consent of Parent before making any determination that could reasonably be expected to materially adversely affect Parent or any Company Subsidiary, which consent should not be unreasonably withheld or delayed.

                           (b) For a period of time that is to continue until
sixty (60) days after the expiration of all applicable statutes of limitation (giving effect to valid extensions thereto), Parent shall, and shall cause the Company Subsidiaries to, retain all Tax Returns, books and records of, or with respect to the activities of each of the Company Subsidiaries for all Pre-Closing Periods. Thereafter, Parent shall not, and shall cause each Company Subsidiary not to, dispose of any such Tax Returns, books or records unless it first offers such Tax Returns, books and records to Principal Stockholder and Principal Stockholder fails to accept such offer within ninety (90) days of its being made.

                           (c) Parent shall promptly notify Principal
Stockholder upon receipt by Parent or any of its Affiliates of notice of any claim, assessment or dispute relating to any Tax Proceeding which Principal Stockholder is entitled to control under this Section 10.3(c) and shall promptly forward to Principal Stockholder any communications received from or sent to any Tax Authority in connection with any such Tax Proceeding; provided, however, that failure to give such notice shall not affect Parent's right to indemnification under this Article X except to the extent, if any, that but for such failure, Principal Stockholder would have avoided all or a portion of the Tax liability that is the subject of the Tax Proceeding. Principal Stockholder shall have the sole right to control, contest, resolve and defend any Tax Proceeding (i) with respect to Taxes of any Principal Stockholder Affiliated Group that includes the Company or any Company Subsidiary or (ii) which may affect the amount of Taxes for which the Company or Principal Stockholder is liable or responsible (or refunds or credits to which Principal Stockholder is entitled) under Section 10.1(a). Notwithstanding any other provision of this Agreement to the contrary, neither Parent, the Company Subsidiaries nor any of their respective Affiliates shall be entitled to participate in any Tax Proceeding with respect to any Tax Return for any Principal Stockholder Affiliated Group which includes the Company or any Company Subsidiary, nor shall Parent, the Company Subsidiaries or any of their respective Affiliates be entitled to any information regarding any such Tax Return, except to the extent relating solely to any Company Subsidiary.

                  Section 10.4 Tax Sharing Agreements. Anything in any other agreement to the contrary notwithstanding, all liabilities and obligations between Principal Stockholder or any member of the Principal Stockholder Affiliated Group, on the one hand, and any of the Company Subsidiaries, on the other hand, under any Tax allocation or Tax sharing agreement in effect prior to the Closing Date (other than this Agreement) shall cease and terminate as of the Closing Date.

                  Section 10.5 Transfer Taxes. Notwithstanding anything in this Agreement to the contrary, Company shall be responsible for and shall pay the first $3,000,000 of any documentary, sales, use, registration, value added, transfer, stamp and similar Taxes, fees and costs (collectively, "Transfer Taxes") incurred in connection with the Transactions, and Parent and Company shall each be responsible for and shall pay 50% of any additional Transfer Taxes above $3,000,0000 incurred in connection with the Transactions.

                  Section 10.6 Section 338 Election. The Company and Parent agree that an election under Section 338 of the Code (or any similar provision of state, local or foreign law, as applicable) shall not be made with respect to the sale of the capital stock of the Company Subsidiaries pursuant to this Agreement without the consent of the Principal Stockholder.

                  Section 10.7 Survival. All rights and obligations under this
Article X shall survive the Closing Date and continue until sixty (60) days after the expiration of all applicable statutes of limitation (giving effect to valid extensions thereto).

                  Section 10.8 Scope of Remedy. Any claims for indemnification relating to Taxes shall be governed by the provisions of this Article X, except that in addition to the indemnity provided herein (but without duplication), Parent shall be entitled to make a claim against the Escrow Fund in accordance with Article XI. For the avoidance of doubt, none of the limitations on indemnification set forth in Article XI shall apply to any claim for indemnification relating to Taxes pursuant to Article X.

                  Section 10.9 Disputes. If a dispute arises as to the determination of the amount of any liability for Taxes under this Article X and no agreement regarding the rights of the respective parties can be reached after good faith negotiation, the dispute shall promptly be resolved in accordance with the following procedure: each party shall select a nationally recognized accounting firm. Such two nationally recognized accounting firms shall then in turn mutually select a separate nationally recognized accounting firm not then acting as the principal outside accountant for Parent, Principal Stockholder, the Company, or any of their respective Affiliates who shall then be designated as the "Accounting Referee." Parent and Principal Stockholder shall direct the Accounting Referee to promptly review and make its final determination with respect to the disputed items or amounts. The decision of the Accounting Referee as to the validity and amount of any claim shall be binding and conclusive upon Parent and Principal Stockholder. Parent, on the one hand, and Principal Stockholder, on the other hand, shall each bear its/their own expenses (including, attorneys' fees and expenses) incurred in connection with any such dispute resolution. The fees and expenses of the Accounting Referee shall be borne equally by Parent, on the one hand, and the Company, out of the Escrow Fund on the other hand.

                                   ARTICLE XI

                           ESCROW AND INDEMNIFICATION

                  Section 11.1 Escrow Fund. Within one (1) Business Day after the Closing, the Company shall deposit, or shall cause to be deposited, with an escrow agent selected by the Company and reasonably acceptable to Parent (the "Escrow Agent"), the Escrow Amount (together with any interest earned thereon or dividends, distributions or other consideration paid therefor, the "Escrow Fund"), which shall be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Parent or other Parent Indemnified Parties for Damages pursuant to the indemnification obligations of the Company and Principal Stockholder set forth in this Article XI.

                  Section 11.2 Indemnification.

                           (a) Subject to the limitations set forth in this
Article XI, the Company and the Principal Stockholder shall indemnify and hold harmless Parent, Parent's officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (collectively, the "Parent Indemnified Parties") from and against any and all actual losses, costs, damages, liabilities, payments, obligations, assessments, and expenses arising from claims, demands, actions, causes of action and choses in action, including, without limitation, reasonable legal fees and expenses incurred in connection with defending any claim or actions and all amounts paid in settlement of any claims or actions to which the Company has given prior written consent (collectively, "Damages"), which have been paid, suffered or incurred by such Parent Indemnified Parties as a result of or arising out of: (i) any breach of, or inaccuracy in, any of the representations, warranties or covenants made by the Company or Principal Stockholder in this Agreement, the Company Officer's Certificate or Principal Stockholder Officer's Certificate or (ii) any of the Excluded Liabilities.

                           (b) The right to obtain indemnification pursuant to
Section 11.2(a), subject to the limitations of Section 11.4, shall be the Parent Indemnified Parties' sole and exclusive remedy for any breach by the Company, Aurora or the Principal Stockholder of the terms of this Agreement, or any other claim or matter arising out of or relating to the subject matter of this Agreement, except as otherwise provided in Article X and except for claims arising from a breach based on fraud; provided, however, that, if the Closing does not occur, the Parent Indemnified Parties shall have no right to indemnification pursuant to the provisions of this Section 11.2(a) or otherwise for the breach by the Company, Aurora or Principal Stockholder of the terms of this Agreement other for than an intentional and willful breach of this Agreement, or a breach based on fraud.

                           (c) No Parent Indemnified Party shall be entitled to
receive indemnification pursuant to the terms of Section 11.2(a)(i) (other than for an intentional and willful breach of a covenant or a breach of the representations and warranties in Sections 3.2, 3.25 or 4.2) unless and until the Damages for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 11.2(a) (other than for an intentional and willful breach of a covenant or a breach of the representations and warranties in Sections 3.2, 3.25 or 4.2) exceed five hundred thousand dollars ($500,000) in the aggregate (the "Indemnity Basket"), in which case the Parent Indemnified Parties shall be entitled to recover the full amount of such Damages, including the Indemnity Basket, up to the aggregate amount of the Escrow Fund.

                           (d) The Parent Indemnified Party shall be entitled to
recover the full amount of Damages up to the aggregate amount of the Escrow Fund either: (i) if the Escrow Fund is comprised solely of cash at the time of payment, in the form of cash; or (ii) if the Escrow Fund is comprised of both cash and shares of Parent Common Stock at the time of payment, Damages shall be paid in cash and by the cancellation of a number of shares of Parent Common Stock based on the ratio of cash and shares of Parent Common Stock then comprising the Escrow Fund where the value of the shares shall be determined by dividing such amount of Damages allocated to the shares by the Average Closing Price.

                           (e) The parties agree that there shall not be any
multiple recovery as between the Company and the Principal Stockholder for any Damages pursuant to the indemnification provisions of Section 11.2.

                           (f) In calculating the amount of any indemnifiable
Damages for which the Parent Indemnified Parties are entitled to indemnification pursuant to Section 11.2(a)(i) (other than for an intentional and willful breach of a covenant or a breach of the representations and warranties in Sections 3.2,
3.25 or 4.2), there shall be deducted the net present value of any actual Tax benefit which Parent in good faith determines that can actually be realized by Parent or a member of the Parent Affiliated Group in the taxable year which includes the date the claim is to be paid, in any prior taxable year, or in the next succeeding taxable year, net of any associated tax detriment (including tax detriments associated with the receipt of such indemnification payments received by Parent or members of the Parent Affiliated Group in respect of such Damages). Parent's determination shall be made after taking into account all other items of income and deduction of Parent and all members of Parent's affiliated group.

                           (g) Unless otherwise required by applicable law or
GAAP, the parties agree that the payment of any Damages will be treated as an adjustment to the Purchase Price for all Tax purposes.

                  Section 11.3 Termination. The indemnity obligations of the Company and the Principal Stockholder set forth in Section 11.2(a)(i) with respect to a breach of a covenant to be performed prior to Closing or a representation and warranty of the Company or Principal Stockholder (other than the representations and warranties set forth in Sections 3.2, 3.25 and 4.2) shall terminate at 11:59 p.m. California time on the twelve (12) month anniversary of the Closing Date (the "Termination Date"); provided, however, that claims for indemnification made against the Escrow Fund or otherwise prior to the Termination Date shall survive the Termination Date until finally resolved. Parent and the Company jointly shall deliver to the Escrow Agent a certificate specifying the Closing Date.

                  Section 11.4 Claims upon Escrow Fund.

                           (a) Upon receipt by the Escrow Agent on or before the
Termination Date of a certificate signed by any officer of Parent (an "Escrow Officer's Certificate"):

                                    (i) stating that Damages exist in an
         aggregate amount greater than the Indemnity Basket for claims against the Escrow Fund, and

                                    (ii) specifying in reasonable detail the
         individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related,

the Escrow Agent shall set aside such number of shares of Parent Common Stock, such amount of cash, or such combination thereof, as determined pursuant to
Section 11.2(d), having a value equal to the amount of such Damages.

                           (b) The Escrow Agent shall deliver such number of
shares of Parent Common Stock, such amount of cash, or such combination thereof, as determined pursuant to Section 11.2(d), having a value equal to the amount of Damages claimed from the Escrow Fund to Parent as soon as practicable following the earliest of: (i) receipt of written authorization from the Company to make such delivery; (ii) receipt of written notice of a final decision or order of a court of competent jurisdiction of the claim; or (iii) the close of business on the thirtieth (30th) day following receipt by the Escrow Agent of an Escrow Officer's Certificate to which the Company has not objected in accordance with
Section 11.5.

                           (c) The Escrow Fund shall be the sole and exclusive
source of recovery for the indemnity claims of the Parent Indemnified Parties under Section 11.2(a)(i) (other than for intentional and willful breach of covenants or a breach of the representations and warranties in Sections 3.2,
3.24 or 4.2), subject to the provisions of Section 11.2(b).

                           (d) The Parent Indemnified Parties may not assert any
claim directly against the Company (as opposed to through recourse to the Escrow
Fund) or the Principal Stockholder unless and until it has reasonably determined in good faith that the Escrow Fund shall not satisfy all then-existing and unsatisfied claims. The Parent Indemnified Parties may not actually recover any indemnification claims against the Principal Stockholder unless it also has reasonably determined in good faith that the Escrow Fund and the resources of the Company shall not satisfy all then-existing and unsatisfied claims.

                  Section 11.5 Objections to Claims. At the time of delivery of any Escrow Officer's Certificate to the Escrow Agent, a duplicate copy of such Escrow Officer's Certificate shall be delivered to each of the Company and Principal Stockholder, and for a period of thirty (30) days after such delivery to the Escrow Agent of such Escrow Officer's Certificate, the Escrow Agent shall not make any payment from the Escrow Fund pursuant to Section 11.4 in respect of the claims described in such Escrow Officer's Certificate unless the Escrow Agent shall have received written authorization from the Company to make such delivery. As soon as practicable after the expiration of such thirty (30) day period, the Escrow Agent shall deliver such number of shares of Parent Common Stock, such amount of cash or such combination thereof, as determined pursuant to Section 11.2(d), having a value equal to the Damages claimed from the Escrow Fund in accordance with Section 11.4; provided, that no such payment or delivery may be made if the Company shall object in a written statement to the claim made in the Escrow Officer's Certificate specifying in reasonable detail the nature of such objection and the basis therefor under the terms of this Agreement, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period (the "Written Escrow Objection").

                  Section 11.6 Resolution of Conflicts.

                           (a) In case the Company shall so object in writing to
any claim or claims by Parent made in any Escrow Officer's Certificate pursuant to Section 11.5, Parent shall have twenty (20) days after receipt by the Escrow Agent of an objection by the Company to respond in a written statement to the objection of the Company. If after such twenty (20) day period there remains a dispute as to any claims, the Company and Parent shall attempt in good faith for twenty (20) days to agree upon the rights of the respective parties with respect to each of such claims. If the Company and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall make payments from the Escrow Fund in accordance with the terms thereof.

                           (b) If no agreement regarding the rights of the
respective parties can be reached after good faith negotiation, either Parent or the Company may seek to resolve such dispute or claim in a court of competent jurisdiction or seek other legal or equitable resolution. Notwithstanding the foregoing, any Parent Indemnified Party may at any time apply to any court of competent jurisdiction for injunctive relief in connection with a claim for indemnification or otherwise to prevent irreparable harm.

                  Section 11.7 Third-Party Claims. In the event that Parent becomes aware of a third-party claim which Parent believes may result in a claim for indemnification, Parent shall promptly notify the Company of such claim, and the Company shall be entitled, at its expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any claim; provided, however, that Parent may not effect the settlement of any such claim (i) without the consent of the Company, which consent shall not be unreasonably withheld or (ii) for which indemnity beyond the Escrow Fund will be sought. In the event that the Company has consented to any such settlement, the Company shall have no power or authority to object under Section 11.5 or any other provision of this Article XI to any claim by Parent against the Escrow Fund for indemnity in the amount of such settlement.

                  Section 11.8 Tax Indemnification. Any claims for indemnity relating to Taxes shall be governed by the provisions of Article X, except that in addition to the indemnity provided therein (but without duplication), Parent shall be entitled to make a claim against the Escrow Fund in accordance with this Article XI. For the avoidance of doubt, none of the limitations on indemnification pursuant to this Article XI shall apply to any claim for indemnification relating to Taxes pursuant to Article X.

                                  ARTICLE XII

                         DEFINITIONS AND INTERPRETATION

                  Section 12.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

                  "Accounting Referee" has the meaning set forth in Section
10.9.

                  "Acquired Assets" means all of the right, title, and interest that the Company possesses and has the right to transfer in and to all of its assets, including all of its: (a) tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies); (b) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions and rights to past damages for infringement thereof; (c) leases, subleases, and rights thereunder; (d) agreements, contracts, indentures, mortgages, instruments, liens, guaranties, other similar arrangements, and rights thereunder; (e) accounts, notes, and other receivables; (f) securities (including the capital stock or membership interests in the Company Subsidiaries); (g) claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set-off, and rights of recoupment (including any such item relating to the payment of Taxes); (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies; and (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials; provided, however, that the Acquired Assets shall not include (x) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Company as a corporation;
(y) any cash or cash equivalent; or (z) any of the rights of the Company under this Agreement or any agreement entered into between the Company and Parent in connection with the Transactions.

                  "Acquisition Proposal" means any offer or proposal relating to any transaction or series of related transactions involving: (a) any purchase or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act) of any equity interest or other voting securities of the Company or any Company Subsidiary, whether by tender offer, exchange offer, merger, consolidation, business combination or similar transaction involving the Company or any Company Subsidiary; (b) any purchase or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act), or any sale, lease, exchange, transfer, license or disposition by the Company or any Company Subsidiary of, any assets or properties of the Company or any Company Subsidiary, other than in the ordinary course of business; or (c) any liquidation or dissolution of the Company or any Company Subsidiary.

                  "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "Agreement" or "this Agreement" means this Asset Purchase Agreement, together with the Company Disclosure Schedule, Parent Disclosure Schedule and the other exhibits and schedules hereto.

                  "Ancillary Agreements" shall mean, collectively, the Intellectual Property Assignments, the Escrow Agreement, the Bill of Sale, the Assignment and Assumption Agreement, and the Registration Rights Agreement.

                  "Assignment and Assumption Agreement" has the meaning set forth in Section 2.3(b).

                  "Assumed Liabilities" means all liabilities and obligations of the Company (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including: (a) all liabilities for Taxes for which Parent is liable under Article X; (b) all liabilities and obligations of the Company under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Acquired Assets; (c) all liabilities and obligations of or relating to the Company with respect to environmental matters, including without limitation those arising under Environmental, Health, and Safety Requirements; (d) all liabilities for Taxes for which Parent is liable pursuant to Article X; (e) all liabilities and obligations of or relating to the Company with respect to Benefit Plans listed on Schedule 7.4(b); and (f) all other liabilities and obligations of the Company set forth in the Disclosure Schedule; provided, however, that the Assumed Liabilities shall not include any Excluded Liabilities.

                  "Audit" means any audit, assessment, or other examination relating to Taxes by any Tax Authority or any judicial or administrative proceedings relating to Taxes.

                  "Audited Financial Statements" means the audited consolidated financial statements of the Company as of July 31, 2001 and July 31, 2002 and for the years ended July 31, 2000, July 31, 2001 and July 31, 2002, and the unaudited financial statements at January 31, 2003 and the six months ended January 31, 2002 and January 31, 2003, each to be delivered with a SAS 71 report with respect to the unaudited financial statements.

                  "Aurora" means Aurora I, LLC, a Delaware limited liability company of which the Company is the sole member

                  "Average Closing Price" has the meaning set forth in Section 1.3(a)(ii).

                  "Balance Sheet" means the most recent unaudited balance sheet of the Company and its consolidated Company Subsidiaries included in the Financial Statements.

                  "Balance Sheet Date" means the date of the Balance Sheet.

                  "Benefit Plan" means: (a) each deferred compensation, and each material incentive compensation, stock purchase, stock option and other material equity compensation plan, program, agreement or arrangement; (b) each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); (c) each profit-sharing, stock bonus or other material "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (d) each employment, termination or severance agreement; and (e) and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary is party, whether written or oral, for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary.

                  "Bill of Sale" has the meaning set forth in Section 2.2(a).

                  "Business Day" means a day other than Saturday, Sunday or any day on which the principal commercial banks located in New York, New York or San Francisco, California are authorized or obligated to close under the laws of such state.

                  "Cash Consideration" has the meaning set forth in Section 1.3(a)(i).

                  "Closing" has the meaning set forth in Section 2.1.

                  "Closing Date" has the meaning set forth in Section 2.1.

                  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means AltaVista Company, a Delaware corporation.

                  "Company Disclosure Schedule" means the disclosure schedule of even date herewith prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof.

                  "Company Intellectual Property" means any Intellectual Property owned by the Company or Company Subsidiary.

                  "Company Material Adverse Effect" means any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect"), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, that is or is reasonably likely to (a) be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company, taken as a whole with the Company Subsidiaries or (b) materially impede the Company's ability to consummate the Transactions in accordance with the terms hereof and applicable Laws; provided, however, that for purposes of clause (a) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or shall be, a Company Material Adverse Effect: (A) any Effect resulting from compliance with the terms and conditions of this Agreement; (B) any Effect directly related to the announcement or pendency of the Transactions; (C) any Effect that results from changes affecting any of the industries in which the Company operates generally or the United States economy generally which does not have a disproportionate effect on the Company; or (D) any Effect that results from changes affecting general worldwide economic or capital market conditions which does not have a disproportionate effect on the Company.

                  "Company Material Contracts" has the meaning set forth in
Section 3.12(b).

                  "Company Officer's Certificate" has the meaning set forth in
Section 8.2(g).

                  "Company Products" has the meaning set forth in Section
3.18(d).

                  "Company Registered Intellectual Property" means Registered Intellectual Property owned by the Company or any Company Subsidiary.

                  "Company Secretary's Certificate" has the meaning set forth in
Section 8.2(h).

                  "Company Subsidiary" means each Person which is a Subsidiary of the Company.

                  "Company Tax Indemnitees" has the meaning set forth in Section 10.1(b).

                  "Computer Software" means computer software programs (including in object code and source form), databases and all documentation related thereto.

                  "Confidentiality Agreement" has the meaning set forth in
Section 6.2(b).

                  "Consents" has the meaning set forth in Section 6.5.

                  "Contract" means any agreement, contract, contract right, license, evidence of Indebtedness, bond, note, mortgage, purchase and sale order, quotation or other executory commitment, understanding or arrangement, whether or not in writing, in each case, as amended, supplemented or otherwise modified.

                  "Convertible Notes" means: (a) the Convertible Demand Note, dated August 18, 1999, by the Company to Principal Stockholder; (b) the Convertible Demand Note, dated November 8, 2001, by the Company to Principal Stockholder; and (c) Convertible Demand Note, dated February 11, 2002, by the Company to Principal Stockholder and any other convertible debt issued by the Company to Principal Stockholder after the date of this Agreement.

                  "Copyrights" means U.S. and foreign registered and unregistered copyrights (including those in Computer Software and databases), rights of publicity and all registrations and applications to register the same.

                  "Damages" has the meaning set forth in Section 11.2(a).

                  "DGCL" has the meaning set forth in the recitals.

                  "Domain Names" means Internet domain name registrations and Internet domain name registration applications.

                  "Encumbrances" means any and all liens, charges, assessments, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer, except for Permitted Encumbrances.

                  "End Date" has the meaning set forth in Section 9.1(c).

                  "Environmental Law" means all foreign, federal, state or local laws governing pollution or the protection of the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agent" has the meaning set forth in Section 11.1.

                  "Escrow Agreement" has the meaning set forth in the recitals.

                  "Escrow Amount" has the meaning set forth in Section 1.4.

                  "Escrow Fund" has the meaning set forth in Section 11.1.

                  "Escrow Officer's Certificate" has the meaning set forth in
Section 11.4.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Liabilities" means: (a) any liabilities under or related to the Convertible Notes; (b) any claims by any stockholders of the Company (or any Person purporting to be a stockholder of the Company or otherwise having an equity or other ownership interest in the Company) in respect of this Agreement or the Transactions, whether made before or after the Closing; (c) any claims by any stockholders of the Company against the directors and officers of the Company (or any of them) or against any other stockholders in respect of this Agreement or the Transaction, whether made before or after the Closing; (d) any and all liabilities and other obligations of the Company under its Certificate of Incorporation, Bylaws or any indemnification agreements with any officer or director, as in effect from time to time prior to the date hereof and prior to the Closing, to indemnify, advance costs and expenses or otherwise compensate any Person; (e) any and all liabilities and other obligations for costs and expenses (including fees and expenses of financial advisors, investment banks and legal counsel) incurred by the Company or any Company Subsidiary in connection with this Agreement and the Transactions (including, without limitation, the fees and expenses payable to U.S. Bancorp Piper Jaffray and Skadden, Arps, Slate, Meagher & Flom LLP as a result of, or in connection with, this Agreement and the Transactions), but excluding the fees and expenses of KPMG in connection with preparing the Audited Financial Statements; (f) any and all liabilities or obligations in respect of any success or special bonus payments paid or payable to any employees of the Company or any Company Subsidiary arising out of, as a result of or in connection with, this Agreement and the Transactions (or the sale, liquidation, dissolution or other winding up of any Company Subsidiary, division or other portion of the business of the Company or any Subsidiary of the Company, whether or not related to this Agreement or the Transactions); (g) any and all liabilities or obligations to pay the premiums or other costs to procure a policy of directors' and officers' insurance covering the directors and officers of the Company or, prior to the Closing, any Company Subsidiary; (h) any and all liabilities or obligations in respect of any of the Company's various stock incentive plans and programs; (i) all liabilities for Taxes for which the Company or Principal Stockholder is liable under Article X; (j) any and all claims, debts, liabilities, commitments and obligations with respect to any Benefit Plans not listed on Schedule 7.4(b) of the Company Disclosure Schedule; and (k) any liability or obligation of the Company under this Agreement or other agreement between the Company and Parent in connection with the Transactions.

                  "Financial Statements" means (a) the unaudited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of July 31, 2002, together with consolidated statements of income, shareholders' equity and cash flows for each of the twelve month periods then ended and (b) the unaudited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2002, together with consolidated statements of income, stockholders' equity and cash flows for each of the five
(5) month periods then ended.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Entity" means a foreign, federal, state or local court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument; (c) all obligations under financing leases; (d) all obligations in respect of acceptances issued or created; (e) all liabilities secured by any Encumbrance on any property; and (f) all guarantees of obligations of other Persons.

                  "Indemnity Basket" has the meaning set forth in Section
11.2(c).

                  "Intellectual Property" means Trademarks, Patents, Copyrights, Trade Secrets and Domain Names.

                  "Intellectual Property Assignments" means assignments of the Registered Intellectual Property on the Company Disclosure Schedule Section 3.18(a), each in a form reasonably acceptable to Parent, sufficient to record with the relevant authority (including, without limitation, the United States Patent and Trademark Office), the assignment to Parent or its designee of each item of such Registered Intellectual Property.

                  "International Employee Plan" shall mean each Company Benefit Plan or Employment Agreement that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any ERISA Affiliate will or may have any liability with respect to Employees who perform services outside the United States.

                  "IRS" means the Internal Revenue Service.

                  "Knowledge of the Company" means the actual (and not constructive or imputed) knowledge of each of the Company's executive officers with the title of vice-president or above.

                  "Law" means any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, rule, regulation or ruling enforceable at law or in equity, along with the interpretation and administration thereof by any Governmental Entity charged with the interpretation or administration thereof.

                  "Lease" means any contract pursuant to which the Company or any Company Subsidiary leases or licenses any (a) real property or (b) personal property that provides for annual future payments of more than $25,000 per annum.

                  "Licenses" means all licenses and agreements pursuant to which the Company or any Company Subsidiary has acquired rights in or to any Trademarks, Patents, Copyrights, Trade Secrets or Domain Names, or licenses and agreements pursuant to which the Company or any Subsidiary has licensed or transferred the right to use any of the foregoing.

                  "Necessary Consents" has the meaning set forth in Section 8.2(d).

                  "Non-Retained Employees" shall have the meaning set forth in
Section 7.4(c).

                  "Non-Transferred Assets" shall have the meaning set forth in
Section 6.12(a).

                  "Parent" means Overture Services, Inc., a Delaware corporation.

                  "Parent Common Stock" has the meaning set forth in Section 1.3(a)(ii).

                  "Parent Disclosure Schedule" means the disclosure schedule of even date herewith prepared and signed by Parent and delivered to the Company simultaneously with the execution hereof.

                  "Parent Indemnified Parties" has the meaning set forth in
Section 11.2(a).

                  "Parent Material Adverse Effect" means any Effect, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, that is or is reasonably likely to (a) be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of the Parent, taken as a whole with its Subsidiaries or (b) materially impede the Parent's authority to consummate the Transactions in accordance with the terms hereof and applicable Laws; provided, however, that for purposes of clause
(a) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or shall be, a Parent Material Adverse
Effect: (A) any Effect resulting from compliance with the terms and conditions of this Agreement; (B) any Effect directly related to the announcement or pendency of the Transactions; (C) any Effect that results from changes affecting any of the industries in which Parent operates generally or the United States economy generally which does not have a disproportionate effect on Parent; or
(D) any Effect that results from changes affecting general worldwide economic or capital market conditions which does not have a disproportionate effect on Parent.

                  "Parent Material Contracts" has the meaning set forth in
Section 5.9.

                  "Parent Officer's Certificate" has the meaning set forth in
Section 8.3(d).

                  "Parent SEC Reports" has the meaning set forth in Section 5.6.

                  "Parent Secretary's Certificate" has the meaning set forth in
Section 8.3(e).

                  "Parent Tax Indemnitees" has the meaning set forth in Section 10.1(a).

                  "Patents" means issued U.S. and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and similar statutory rights.

                  "Permitted Encumbrances" means: (a) statutory liens, charges, assessments, security interests, claims, obligations, understandings or arrangements for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which reserves are reflected in the Financial Statements;
(b) mechanic's, carrier's, warehouseman's, landlord's, materialman's, worker's, repairer's and similar statutory liens, charges, assessments, security interests, options, claims, mortgages, pledges, obligations, understanding or arrangements arising or incurred in the ordinary course of business in amounts which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect; (c) zoning, entitlement, subdivision, building and other land use regulations imposed by Governmental Entities having jurisdiction over such property which are not violated by the current use and operation of such property; (d) covenants, conditions, restrictions, rights-of-way, easements and other similar matters whether or not of record affecting title to such property which do not materially interfere with the current use or the marketability of title of such property; (e) pledges or deposits in connection with, or to secure, workmen's compensation, unemployment insurance pension or other employee benefits; (f) restrictions on transfer arising out of or related to securities Laws; and (g) any Encumbrance renewing, extending or refunding any Encumbrance permitted hereunder.

                  "Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "Pre-Closing Period" has the meaning set forth in Section 10.1(a).

                  "Principal Stockholder" means CMGI, Inc., a Delaware corporation.

                  "Principal Stockholder Affiliated Group" means any consolidated, combined or unitary group, for income Tax purposes, of which Principal Stockholder is a member.

                  "Purchase Price" has the meaning set forth in Section 1.3(a)(ii).

                  "Registered Intellectual Property" shall mean all Patents, registered Copyrights and Copyright applications, registered Trademarks and Trademark applications, and Domain Names.

                  "Retained Employees" has the meaning set forth in Section 7.4(a).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stock Consideration" has the meaning set forth in Section 1.3(a)(ii).

                  "Stockholder Consent" has the meaning set forth in the recitals.

                  "Subsidiary" means, with respect to any Person, (a) any corporation or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (ii) such Person or any other Subsidiary of such Person is a general partner (excluding any such partnership where such Person or any Subsidiary of such party does not have a majority of the voting interest in such partnership) and (b) any limited liability company with respect to which such Person is the sole member.

                  "Tax" or "Taxes" means all federal, state, local, and foreign taxes, and other assessments of a similar nature, including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority.

                  "Tax Authority" means any domestic, foreign, national, state, county or municipal or other local governmental entity, including any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any Tax authority or any other entity exercising Tax regulatory authority.

                  "Tax Proceeding" means any Audit, contest, litigation,defense or other proceeding with or against any Governmental Entity.

                  "Tax Refunds" means any refund or credit of any Tax or any amount by which the reserves for Taxes set forth on the Balance Sheet exceed the Tax liability incurred in respect of such Taxes.

                  "Tax Returns" means all returns, reports, and information statements required to be filed in connection with any Taxes.

                  "Termination Date" has the meaning set forth in Section 11.3.

                  "Trade Secrets" means all categories of trade secrets as defined in the Uniform Trade Secrets Act, including business information.

                  "Trademarks" means U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same.

                  "Transactions" has the meaning set forth in the recitals.

                  "Transfer Taxes" has the meaning set forth in Section 10.5.

                  "Written Escrow Objection" has the meaning set forth in
Section 11.5.

                  Section 12.2  Interpretation.

                           (a) The headings contained in this Agreement are for
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                           (b) Whenever the words "include," "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                           (c) The words "hereof," "herein" and "herewith" and
words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

                           (d) The meaning assigned to each term defined herein
shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                           (e) A reference to any party to this Agreement or any
other agreement or document shall include such party's successors and permitted assigns.

                           (f) A reference to any legislation or to any
provision of any legislation shall include any amendment to, and any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

                           (g) The parties have participated jointly in the
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

                  Section 13.1 Fees and Expenses. All costs and expenses incurred Parent in connection with this Agreement and the consummation of the Transactions shall be paid by Parent. All costs and expenses incurred by the Company or Principal Stockholder in connection with this Agreement and the consummation of the Transactions shall be paid by the Company or Principal Stockholder, respectively. Notwithstanding the foregoing, Parent shall pay all costs and expenses payable to the Company's independent accountants arising out of the production of the Audited Financial Statements.

                  Section 13.2 Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects, but only by a written instrument signed by each of the parties expressly stating that such instrument is intended to amend, modify or supplement this Agreement.

                  Section 13.3 Notices. All notices, demands or requests which may be given by any party to the other party shall be in writing and shall be deemed to have been duly given on the date delivered in person, or sent via telefax, or on the next Business Day if sent by overnight courier, or on the date of the third (3rd) Business Day after deposit, postage prepaid, in the United States mail via certified mail return receipt requested, and addressed as set forth below:

                  if to Parent, to:

                           Overture Services, Inc.
                           74 North Pasadena Avenue, 3rd Floor
                           Pasadena, CA 91103
                           Attention: Chief Financial Officer
                           Telephone No.:  (626) 685-5600
                           Facsimile No.:  (626) 685-5607

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention: Martin W. Korman, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811
                           and to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           One Market, Spear Street Tower
                           Suite 3300
                           San Francisco, California 94105
                           Attention: Michael S. Ringler, Esq.
                           Telephone No.:  (415) 947-2000
                           Facsimile No.:  (415) 947-2099

                  if to the Company or Aurora I, LLC, to:

                           AltaVista Company
                           1070 Arastradero
                           Palo Alto, CA 94304
                           Attention: General Counsel
                           Telephone No.:  (650) 320-7700
                           Facsimile No.:  (650) 320-6433

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           525 University Avenue
                           Palo Alto, CA 94301
                           Attention:  Gregory C. Smith, Esq.
                           Telephone No.:  (650) 470-4500
                           Facsimile No.:  (650) 470-4570

                  if to Principal Stockholder:

                           CMGI, Inc.
                           100 Brickstone Square
                           Andover, MA 01810
                           Attention: General Counsel
                           Telephone No.:  (978) 684-3600
                           Facsimile No.:  (978) 684-3601

                  with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attention:  Mark G. Borden, Esq.
                           Telephone No.:  (617) 526-6000
                           Facsimile No.:  (617) 526-5000

                  and a copy to:

                           Browne Rosedale & Lanouette LLP
                           100 Brickstone Square
                           First Floor
                           Andover, MA 01810
                           Attention:  Thomas B. Rosedale, Esq.
                           Telephone No.:  (978) 684-3840
                           Facsimile No.:  (978) 684-3845

                  The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this
Section 13.3.

                  Section 13.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party.

                  Section 13.5 Entire Agreement; No Third Party Beneficiaries. This Agreement, the Ancillary Agreements and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) are not intended to confer any rights or remedies upon any Person other than the parties, the Parent Indemnified Parties pursuant to Section 11.2(a), and the indemnified parties and indemnitees contemplated by Articles X and XI.

                  Section 13.6 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 13.8 Venue. Each of the parties: (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute that the parties fail to resolve arises out of this Agreement or any of the Transactions;
(b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it shall not bring any action relating to this Agreement or any of the Transactions in any court other than a federal or state court sitting in the State of Delaware.

                  Section 13.9 Extension; Waiver. At any time prior to the Closing Date, either party may: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  Section 13.10 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written content of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. If Parent or any of its successors or assigns (a) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary to effectuate the purpose of this Agreement, Parent (or any of its successors and assigns) shall make proper provision so that the successors and assigns of Parent shall succeed to the obligations set forth in this Agreement and none of the actions described in clauses (a) or (b) shall be taken until such provision is made.

                  Section 13.11 Survival. The covenants to be performed prior to the Closing set forth in this Agreement shall not survive the Closing and shall terminate, and be of no further force or effect, upon the Closing. The representations and warranties set forth in this Agreement shall survive the Closing for the Escrow Period and shall thereafter terminate and be of no further force or effect.

                  Section 13.12 WAIVER OF RIGHT TO JURY. EACH OF PARENT, THE COMPANY AND PRINCIPAL STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN

NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF, OR THE TRANSACTIONS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, Parent, the Company and Principal Stockholder each have executed this Agreement as of the date first written above.

                     OVERTURE SERVICES, INC.

                     By:           /s/ Todd Tappin
                            ----------------------------------------
                     Name:         Todd Tappin
                     Title:        CFO

                     ALTAVISTA COMPANY

                     By:           /s/ James J. Barnett
                            ----------------------------------------
                     Name:         James J. Barnett
                     Title:        President and CEO

                     CMGI, INC.

                     By:           /s/ Peter L. Gray
                            ---------------------------------------------------
                     Name:         Peter L. Gray
                     Title:        Executive Vice President and General Counsel

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

              AURORA I, LLC


              By:    /s/ James J. Barnett
                     _______________________________________

              Name:  James J. Barnett
                     _______________________________________

                     President and CEO of Alta Vista Company, its sole member President of Aurora I, LLC.
              Title: _________________________________________________________



                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT

                                       63